                                                                    Exhibit 10.5

                                 LEASE AGREEMENT


                                     BETWEEN

                 OTR, an Ohio general partnership, as Landlord,
                          acting as the duly authorized
                        nominee of the Board of the State
                       Teachers Retirement System of Ohio

                                       AND

                           AVESTA TECHNOLOGIES, INC.,
                             a Delaware Corporation,
                                    as Tenant

                        Premises: Part of Fifteenth Floor
                                 2 Rector Street
                               New York, New York


                         Dated: As of February 15, 1997

                                TABLE OF CONTENTS

1.    Premises................................................................1

2:.   Term....................................................................1
      2.1   Lease Term .......................................................1
      2.2   Definitions ......................................................1
            2.2.1   "Commencement Date".......................................1
            2.2.2   "Term"....................................................1
      2.3   Waiver............................................................1

3.    Rental..................................................................2

      3.1   Base Rent ........................................................2
      3.2   Additional Rent ..................................................2
            3.2.1...Porter's Wage Escalation .................................3
                  3.2.1.1  "Rate" ............................................3
                  3.2.1.2  "Base Rate" .......................................3
                  3.2.1.3  "Multiplication Factor"............................3
                  3.2.1.4  "Porters"..........................................3
            3.2.2."Real Estate Taxes".........................................4
      3.3   Payment of Estimated Proportionate Share .........................5
      3.4   Dispute of Operating Expenses ....................................8
      3.5   Adjustments to Operating Expenses ................................8
      3.6   No Decrease in Base Rent .........................................8
      3.7   Other Charges ....................................................8
      3.8   Place of Payment .................................................8
      3.9   Legal Rent.  Restrictions ........................................8

4.    Delivery ...............................................................9
      4.1   Condition of Premises ............................................9
      4.2   Occupancy by Tenant; Availability Prior to........................9
            Commencement .....................................................9
      4.3   Removal of Tenant's Property .....................................9
      4.4   Overload .........................................................10

5.    Use of the Premises ....................................................10
      5.1   Use ..............................................................10
      5.2   Permits ..........................................................11
      5.3   Advertisement ....................................................11
      5.4   Solicitation .....................................................11
      5.5   Care .............................................................11
      5.6   Noise; Odors .....................................................11
      5.7   Labor ............................................................12

6.    Alterations ............................................................12
      6.1   Prohibition ......................................................12

      6.2   Indemnification ..................................................12
      6.3   Compliance and Supervision or Alterations ........................13
      6.4   Landlord's Property ..............................................13
      6.5   Wiring ...........................................................14

7.    Mechanics' Liens .......................................................14
      7.1   Discharge ........................................................14
      7.2   No Consent .......................................................14

8.    Maintenance and Repair; Access .........................................14
      8.1   Tenant's Maintenance .............................................14
      8.2   Landlord's Maintenance ...........................................15
      8.3   Access ...........................................................15

9.    Common Areas............................................................16
      9.1   Grant.............................................................16
      9.2   Right to Change Property..........................................16

10.   Building Services.......................................................16
      10.1  Electric..........................................................16
      10.2  Water.............................................................16
      10.3  Air-conditioning and Heat.........................................17
      10.4  Janitor Service...................................................17
      10.5  Elevator Service..................................................17
      10.6  Interruption of Services..........................................17
      10.7  Energy Curtailment................................................17
      10.8  Normal Business Hours.............................................18
      10.9  Holidays..........................................................18

11.   Estoppel Certificates...................................................18

12.   Indemnification; Waiver of Claims.......................................18
      12.1  Indemnification...................................................18
      12.2  Waiver............................................................19
      12.3  Survival..........................................................19

13.   Insurance...............................................................19
      13.1  Tenant's Insurance................................................19
      13.2  Landlord as Additional insured....................................20
      13.3  Landlord's Insurance .............................................20
      13.4  Increase in Premiums .............................................20

14.   Waiver of Subrogation ..................................................20

15.   Surrender...............................................................21
      15.1  Tenant's Obligations .............................................21
      15.2  Adjustment .......................................................21
      15.3  Waiver ...........................................................21
      15.4  Holdover .........................................................22
      15.5  Acceptance of Surrender ..........................................22
      15.6  Tenant's Obligations .............................................22

16.   Assignment, Mortgaging, Subletting......................................22
      16.1  Prohibitions .....................................................22
      16.2  Exempt Transactions ..............................................23
      16.3  Assumption of Liability...........................................23
      16.4  Landlord's Consent ...............................................23
      16.5  Additional Rent ..................................................24
      16.6  Commissions ......................................................25

17.   Quiet Enjoyment ........................................................25

18.   Compliance with Laws and with Rules and Regulations.....................25
      18.1  Compliance with Laws by Tenant....................................25
      18.2  Right to Contest .................................................26
      18.3  Compliance With Laws by Landlord .................................26
      18.4  Rules and Regulations ............................................26

19.   Fire and Casualty.......................................................26
      19.1  Damage to Building or Premises ...................................26
      19.2  Damage to Common Areas ...........................................27
      19.3  Landlord's Repair Obligations ....................................27
      19.4  Agreement to the Contrary ........................................27

20.   Eminent Domain..........................................................27
      20.1  Premises .........................................................27
      20.2  Building .........................................................27
      20.3  Rent Abatement ...................................................28

21.   Conditions of Limitation ...............................................28
      21.1  Conditions .......................................................28
      21.2  Notice ...........................................................30
      21.3  Termination of Services .  .......................................30
      21.4  Definition of Tenant .............................................30

22.   Re-Entry by Landlord; Remedies..........................................31
      22.1  Re-Entry..........................................................31
      22.2  Waiver............................................................31
      22.3  Injunctive........................................................32
      22.4  Termination ......................................................32
      22.5  Termination/Re-Entry .............................................33

      22.6  Independent Covenants.............................................34
      22.7  Damages ..........................................................34
      22.8  Landlord's Right to Cure .........................................34
      22.9  Cumulative Rights ................................................34

23.   Insolvency..............................................................34
      23.1  Assignment in Bankruptcy .  ......................................34
      23.2  Assumption by Assignee ...........................................34
      23.3  Additional Assurance .............................................34

24.   Waiver of Default or Remedy ............................................35

25.   Landlord's Lien ........................................................35

26.   Uniform Commercial Code ................................................36

27.   Force Majeure ..........................................................36

28.   Subordination of Lease..................................................36
      28.1  Lease is Subordinate .............................................36
      28.2  Consent required .................................................37
      28.3  Attornment .......................................................37
      28.4  Right to Cure ....................................................38

29.   Notices.................................................................38

30.   Security Deposit .......................................................38

31.   Miscellaneous Taxes ....................................................39

32.   Substitute Premises.....................................................39
      32.1  Landlord's Right .................................................39
      32.2  Exercise Prior to Construction ...................................39
      32.3  Exercise Subsequent to Construction...............................40

33.   Brokerage Commission ...................................................41

34 .  Hazardous Devices and Contaminants .....................................41
      34.1  Prohibition ......................................................41
      34.2  Indemnification ..................................................42
      34.3  Definitions ......................................................42
            34.3.1.."Contaminant" ............................................42
            34.3.2.."Environmental Requirements" .............................42
            34.3.3.."Release".................................................42

35.   Exculpation.............................................................42

36.   Signs...................................................................43

37.   Locks...................................................................43

38.   Employment..............................................................43

39.   Plumbing ...............................................................43

40.   Certain Rights Reserved to Landlord ....................................43

41.   Waivers.................................................................44
      41.1  General ..........................................................44
      41.2  Designation of Payments ..........................................44
      41.3  Specific Provisions ..............................................44

42.   Consents................................................................44
      42.1  Reasonableness ...................................................45
      42.2  Remedy ...........................................................45
      42.3  Lender ...........................................................45

43.   Miscellaneous ..........................................................45
      43.1  No Continuation ..................................................45
      43.2  Landlord .........................................................45
      43.3  Tenant ...........................................................46
      43.4  Third Party Rights ...............................................46
      43.5  Landlord as Occupant .............................................46
      43.6  Covenants as CONDITIONS ..........................................46
      43.7  Landlord's Original ..............................................46
      43.8  Binding Effect ...................................................46
      43.9  Counterclaims ....................................................46
      43.10 Waiver of Trial by Jury ..........................................47
      43.11 No Sovereign Tatmunity ...........................................47
      43.12 Not Binding Until Full Execution .................................47
      43.13 Relationship of Parties ..........................................47
      43.14 Gender and Number ................................................47
      43.15 Topic Headings ...................................................47
      43.16 Counterparts .....................................................47
      43.17 Entire Agreement; Changes in Writing .............................47
      43.18 No Recording .....................................................48
      43.19 Governing Law; Invalidity of any Provisions.......................48

44.   Electricity ............................................................48

45.   Guaranty ...............................................................51

46.   Shoring; No Dedication; Hoists; Zoning Lot Mergers .....................51
      46.1  Access ...........................................................51
      46.2  Prevention of Dedications ........................................51
      46.3  Hoists ...........................................................51
      46.4  Zoning ...........................................................51

47.   Tax Abatement Provisions ...............................................52


TABLE OF EXHIBITS

EXHIBIT A         -     Floor Plan
EXHIBIT B         -     Property
EXHIBIT C         -     Commencement Date Agreement
EXHIBIT D         -     Work Letter
EXHIBIT E         -     Tenant Estoppel Certificate
EXHIBIT F         -     Rules and Regulations
EXHIBIT G         -     Alternate Electricity
EXHIBIT H         -     Cleaning Specifications
EXHIBIT I         -     Intentionally Deleted
EXHIBIT J         -     Letter of Credit
EXHIBIT K         -     Sundry Costs

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease"), dated February 15. 1997, is between OTR, an Ohio general partnership ("Landlord"), acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio ("STRSO"), and AVESTA TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

      1. Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases to Tenant and Tenant hereby rents and accepts from Landlord those certain premises containing approximately 16,311 rentable square feet, located on the fifteenth floor (the "Premises") and substantially as shown on the floor plan annexed hereto as EXHIBIT A. The Premises are contained in that certain building, located at 2 Rector Street, New York, New York (the "Building"). The land on which the Building is situated (the "Land") is more particularly described on the annexed EXHIBIT B. The Land, the Building, and all other improvements located on the Land shall be collectively referred to herein as the "Property". Landlord represents that there are no mortgages of record presently outstanding against the Property.

      2. Term.

      2.1 Lease Term. Subject to and upon the terms and conditions set forth below, the initial term of this Lease shall be for a period of one hundred thirty (130) months (and one partial month if the Commencement Date is on a day other than the first day of a calendar month) commencing on the Commencement Date (as defined in Section 2.2.1) and ending on the last day of the one hundred thirtieth (130th) calendar month following the month in which the Commencement Date occurs (the "Expiration Date").

            2.2 Definitions. For purposes of this Lease, the following terms shall have the following meanings:

                  2.2.1 "Commencement Date" shall mean the earlier of (i) the date that the Tenant Improvement Work (as such term is defined in Exhibit D annexed hereto and made a part hereof) is Substantially Complete (as such term is defined in Exhibit D) or (ii) the date Tenant or anyone claiming under or through Tenant shall first occupy any part of the Premises for any purpose other than preparing the same for Tenant's initial occupancy. When the Commencement Date has been determined by Landlord, Landlord and Tenant shall execute a memorandum setting forth the Commencement Date and the Expiration Date of this Lease, in substantially the form attached hereto as EXHIBIT C and incorporated by reference. Neither Landlord's failure to request nor Tenant's failure to execute such agreement shall affect Landlord's determination of the Commencement Date.

                  2.2.2 "Term" shall mean the initial term of this Lease and any renewals or extensions thereof.

            2.3 Waiver. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and Tenant further expressly waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the Commencement Date. Tenant agrees that the provisions of this Article and
Article 4 are intended to constitute "an express provision to the contrary" within the meaning of such Section 223-a.

      3. Rental. The "rent" shall consist of (i) Base Rent as defined and described in Section 3.1, and (ii) Additional Rent as defined and described in
Section 3.2 and (iii) Other Charges as defined and described in Section 3.5. If Tenant shall fail to pay any item of Additional Rent or Other Charges, Landlord shall have the same rights and remedies as for the non-payment of Base Rent. There shall be no abatement of, deduction from, or counterclaim or setoff against, rent except as otherwise specifically provided in this Lease.

            3.1 Base Rent. Tenant shall pay to Landlord base rent (the "Base Rent") during the Term in monthly installments in accordance with the schedule set forth below. Monthly installments shall be prorated for any partial month. Each such monthly installment shall be due and payable in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off, provided, however, that Tenant shall pay $23,107.25 on account of Base Rent upon the execution of this Lease, which shall be credited on a per diem basis toward the payment of the installment(s) of Base Rent first due and payable hereunder. The schedule of Base Rent shall be:

BASE RENT SCHEDULE

              Period of Term             Annual Base Rent*       Monthly
              --------------             -----------------    Installment of
                                                               Base Rent*
                                                               ---------
Commencement Date - through the twelfth    $0.00              $0.00
monthly anniversary of the Commencement
Date (i.e., so that Tenant receives a
twelve-month "free rent period", i.e.
months 1 through 12)

Month 13 - End of Month 24                 $277,287.00        $23,107.25

Month 25 - End of Month 42                 $293,548.00        $24,466.50

Month 43 - End of Month 60                 $309,909.00        $25,825.75

Month 61 - End of Month 84                 $326,220.00        $27,185.00

Month 85 - End of Month 130                $342,531.00        $28,544.25

* The month in which the "free rent period" terminates shall be prorated to reflect that it shall be a partial month (unless the Commencement Date shall have occurred on the first day of a calendar month).

            3.2 Additional Rent. In addition to the Base Rent Tenant shall pay to Landlord, as "Additional Rent," Tenant's Proportionate Share (as hereinbelow defined) of increases in Real Estate Taxes (as defined in Section 3.2.2) and the Rate (as defined in Section

3.2.1). The "Base Real Estate Taxes Amount" as such term is used herein shall mean the actual Real Estate Taxes payable with respect to calendar year 1997 (i.e., one-half the sum of the Real Estate Taxes payable with respect to the 1996/1997 fiscal year plus the Real Estate Taxes payable with respect to the 1997/1998 fiscal year). If Real Estate Taxes in any calendar year (all or part of which is included in the Term) exceed the Base Real Estate Taxes Amount, such excess amount being hereinafter referred to as the "Real Estate Taxes Increase"), Tenant shall pay to Landlord, as Additional Rent. Tenant's Proportionate Share of the Real Estate Taxes Increase (such share being hereinafter referred to as the "Real Estate Taxes Pass-through Amount") as set forth below. If this Lease commences or terminates on a date other than January 1, the annual Real Estate Taxes and the Base Real Estate Taxes Amount shall be prorated by multiplying one-twelfth (1/12) of the annual Real Estate Taxes and one-twelfth (1/12) of the Base Real Estate Taxes Amount each by the number of full or partial months between the Commencement Date and December 31 of the year of commencement or between January 1 of the year of termination and the termination date, as the case may be. As used in this Lease, "Tenant's Proportionate Share" shall mean four and 00/100ths (4.0%) percent.

                  3.2.1 Porter's Wage Escalation. For purposes of this Lease:

                        3.2.1.1 "Rate" shall mean: (i) the minimum regular hourly wage rate, excluding so-called "fringe benefits", such as pensions, welfare funds, vacations, personal days, bonuses, social security, sick pay, insurance, etc., prescribed for Porters (as hereinafter defined) in Class A office buildings, pursuant to any agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and Local 32B-32J of the Building Service Employees International Union. AFL-CIO (or any Successor thereto) covering the wage rate for Porters in such buildings ("Wage Agreement"); or (ii) if, at any time during the Term. regular employment of Porters occurs on days or during hours when overtime or other premium pay rates are in effect pursuant to the Wage Agreement, the average hourly wage rate, excluding all SUMS paid for so-called "fringe benefits", for the hours in a calendar week during which Porters are regularly employed (e.g., if, pursuant to the Wage Agreement the regular weekly employment of Porters is for forty hours , at a regular hourly wage rate of $9.00 for the first thirty hours and an overtime hourly wage rate of $12.00 for the remaining ten hours, the regular wage rate for the applicable period shall be the weekly wage rate of $390.00 divided by the number of regular hours of employment, to wit, forty, or $9.75), or (iii) if, at any time during the Term, no Wage Agreement exists, the minimum regular hourly wage rate, excluding all sums paid for so-called "fringe benefits", actually payable to Porters by Landlord or the contractor performing cleaning services in the Building, or, if no Porters are employed at the Building. such rate for Porters employed at Class A office buildings having a gross area comparable to the Building. If length of service is applicable in determining the Rate, then such determination shall be made on the basis of a minimum of five years of service.

                        3.2.1.2 "Base Rate" shall mean the Rate in effect on December 31, 1997.

                        3.2.1.3 "Multiplication Factor" shall mean 16,311.

                        3.2.1.4 "Porters" shall mean those employees engaged in the general maintenance and operation of office buildings. classified as "Experienced Employee"' in the "Other" category in the current Wage Agreement or, failing such classification in any subsequent Wage Agreement, the most nearly comparable classification in such Wage Agreement.

                        3.2.1.5 If, in any period during the Term, the Rate exceeds the Base Rate, Tenant shall pay Landlord, as Additional Rent, an annual amount equal to the product of the Multiplication Factor multiplied by 100% of the number of cents (including any fraction of a cent) by which the Rate exceeds the Base Rate ("Wage Adjustment"), appropriately adjusted for any such period which is only partially within the Term. The Wage Adjustment is intended to be an index in the nature of a cost of living, index, and is not intended to reflect the actual costs of wages or other expenses for the Building. The Wage Adjustment shall be payable in equal monthly installments, commencing with the first installment of Base Rent due on or after the effective date of any increase in the Rate and continuing thereafter until the effective date of any subsequent increase, whereupon such installments shall be appropriately adjusted. Landlord shall furnish Tenant with a statement ("Landlord's Statement") itemizing Tenant's liability pursuant to this subdivision whenever such liability arises or changes. Tenant's obligation to make such payments shall survive the expiration or any sooner termination of this Lease. Notwithstanding the foregoing. if.. by reason of any law, or, any rule, order, regulation or requirement of any governmental or quasi-governmental authority having or asserting jurisdiction (collectively "Law"), an increase in the Rate is reduced or does not take effect .. or increases in the Rate are limited or prohibited, then, for the period covered by the Law ("Law Period"), the applicable increase ("Increase") in the Rate for purposes of this Article, shall be the increase in the Rate ("Prior Increase") immediately preceding the effective date of the Law. The Increase shall take effect on the date following the expiration of the period for the Prior Increase and an equivalent Increase shall take effect on each anniversary of such effective date during the Law Period.

                        3.2.1.6 Landlord's failure to render Landlord's Statement with respect to any period shall not prejudice Landlord's right to thereafter render a Landlord's Statement, with respect to such period or with respect to any subsequent period, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for any period.

                        3.2.1.7 The computation under this Article is intended to constitute a formula for an agreed rental escalation and such computation may or may not constitute an actual reimbursement to Landlord for expenses in the nature of wages or other costs paid by Landlord with respect to the Building.

                        3.2.1.8 Each Landlord's Statement shall be conclusive and binding upon Tenant unless, within sixty (60) days after Tenant's receipt of such Landlord's Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect. If any such dispute is not settled within thirty (30) days of Tenant's receipt of such notice, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination. Any dispute hereunder shall be settled by arbitration before, and in accordance with the rules of, the American Arbitration Association in New York, New York.

                  3.2.2 "Real Estate Faxes" shall mean (i) all real estate taxes and assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Property, whether or not the same constitute one or more tax lots, and (ii) any reasonable expenses (including attorneys' fees and disbursements and experts' and other witness' fees) incurred by or on behalf of Landlord in protesting or contesting any of the foregoing or the assessed Valuation of all or any part of the Real Property: but "Real Estate Taxes" shall not include any interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of the Superior Lease or the Superior Mortgage, for the purposes of this Article. (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Real Estate Taxes for each Tax Year (as such term is hereinafter defined) the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes and assessments now assessed, levied or imposed upon all or any part of the Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment. levy, imposition or charge measured by or based in whole or in part upon all or any part of the Property or the value thereof and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) a net income, franchise, "value added," inheritance. estate or other tax, assessment, levy, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees, or the part thereof so measured or based, shall be deemed to be Real Estate Taxes; provided that any tax, assessment, levy, imposition or charge imposed on income from the Property shall be calculated on the basis that the Property is the only asset of Landlord. The term "Tax Year" shall mean the 12 month period commencing July 1 of each year, or such other period of 12 months as maybe duly adopted as the fiscal year for real estate tax purposes in The City of New York. Notwithstanding any other provision of this Lease, the Base Real Estate Taxes Amount and the Real Estate Taxes for any other Tax Year shall be determined without applying any reduction received under any tax abatement, exemption or deferral program, other than the Lower Manhattan Plan (as such term is defined in Article 47).

                        3.2.2.1 Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes. If a complaint against valuation protest of tax rates or other action increases or decreases the Real Estate Taxes for any Tax Year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected Tax Year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

      3.3 Payment of Estimated Proportionate Share To provide for Current payments of Real Estate Taxes and Wage Adjustments, Tenant shall pay the Real Estate Tax Pass-through Amount and Wage Adjustments, as estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of Landlord's estimate. Landlord shall estimate the amount of Real Estate Taxes and Wage Adjustments for each year and then reconcile such estimated expenses in the following year based on actual Real Estate Taxes and Wage Adjustments for such year paid by Landlord. If the actual Real Estate Taxes Pass-through Amount and Wage Adjustments shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve
(12) month period. then within ten (10) days of Tenant's receipt of Landlord's statement of reconciled Real Estate Taxes and Wage Adjustments, Tenant shall pay to Landlord the amount of such underpayment. or Landlord shall credit Tenant for the amount of such overpayment against the next monthly installment(s) of rent. as the case may be. The obligation of Tenant with respect to the payment of the Real Estate Taxes Pass-through Amount and Wage Adjustments shall survive the expiration or any sooner termination of this Lease. Any payment, refund, or credit made pursuant to this subparagraph shall be made without prejudice to any right of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give such statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this subparagraph.

            3.4 No Decrease in Base Rent If the actual Real Estate Taxes are less than the Base Real Estate Taxes Amount, or if the Rate is less than the Base Rate, the Base Rent set forth in this Lease shall not be reduced.

            3.5 Other Charges All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges"), other than Base Rent and Additional Rent, shall be deemed rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rent. If any rent is not received on or before the fifteenth (15th) day after the date on which It is due, other remedies for nonpayment of rent notwithstanding, Tenant shall pay to Landlord,
(i) a late charge of four percent (4%) of such past due rent for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payment and (ii) interest on such past due rent shall bear interest at the Default Rate from time to time in effect during such period, calculated on the basis of actual days elapsed, based on a 360-day year, for the period from the date such payment was due until the date payment in immediately available funds is received by Landlord, and such late charge and interest shall be immediately due and payable and shall constitute Additional Rent. The provisions herein for such late charge and interest shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such late charge and interest., Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein

Stipulated, and neither demand for, nor collection by Landlord of, such late charge and interest shall be construed as a curing of such default on the part of Tenant. The "Default Rate" shall mean an interest rate equal to the prime rate as announced from time to time by Bank One, Columbus, N.A. plus 2%, in no event to exceed the maximum interest rate permitted by law.

            3.8 Place of Payment Tenant shall pay all rent due under this Lease to Landlord at the following address: c/o Koll Management Services, Inc., 140 East 45th Street, New York, New York 10017, Attention: Real Estate Manager (2 Rector Street Accounting), or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

            3.9 Legal Rent Restrictions If any of the rent payable under the terms of this Leas-, shall be or become uncollectible, reduced or required to be refunded because of any legal requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefore under this Lease). Upon the termination of such legal rent restriction, (i) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (ii) Tenant shall pay to Landlord. to the maximum extent legally permissible., an amount equal to (x) the rents which would have been paid Pursuant to this Lease but for such legal rent restriction less (y) the rents and payments in lieu of rents paid by Tenant with respect to the period such legal restriction was in effect.

      4. Delivery

            4.1 Condition of Premises The work necessary to prepare the Premises for Tenant's initial occupancy shall be performed in accordance with EXHIBIT D (the "Work Letter") attached hereto. All of the terms of EXHIBIT D are incorporated herein as if fully set forth at length.

            4.2 Occupancy by Tenant: Availability Prior to Commencement The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that (i) such Premises were available for occupancy, (ii) Tenant accepts possession of the same and (iii) the Premises so occupied the work therein and the Building of which the same form a part were in good and satisfactory condition at the time such occupancy was so taken. If Landlord, at Tenant's request, permits tenant to enter the Premises to decorate, furnish, and equip the Premises before the Commencement Date, Tenant shall not interfere with any work being performed by Landlord. In addition to, and without limitation, any other conditions Landlord may impose with respect to such entry, Tenant's entry into, or use of. the Premises for such preparatory work shall not create a landlord-tenant relationship between the parties, or constitute occupancy of the Premises and the obligations of Tenant set forth in the provisions of Articles 6, 7, 12, 13 and 18 of this Lease shall apply thereto. Landlord has made no representation respecting the condition of the Premises, the Building or the Property, except as is expressly set forth in EXHIBIT D.

            4.3 Removal of Tenant's Property At the expiration or any sooner termination of this Lease, by lapse of time or otherwise, Tenant shall remove from the Premises all of Tenant's property, including but not limited to, Tenant's Property (as defined hereinafter), except for any of Tenant's property required to remain in the Premises in accordance with Article 15, and shall rent the Premises broom-clean and in as good a condition as when Tenant took possession or as same may thereafter have been put by or at the expense of Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease. If Tenant fails to remove any or all of its property upon the expiration or any sooner termination of this Lease. such property shall be deemed to be abandoned and shall become the property of Landlord. "Tenant's Property" shall mean all business and trade fixtures, machinery and equipment, communications equipment, office equipment and movable partitions, which are (a) installed in the Premises by or at the expense of Tenant .without expense to Landlord and (b) can be removed without material damage to the Building and all furniture, furnishings, decorations (other than floor and all coverings affixed to the floor or wall, as the case may be) and other articles of movable personal property owned by Tenant and located in the Premises. It is understood and agreed that any installations which are part of the Tenant Improvement Work (as defined in Exhibit D) shall not be deemed to be Tenant's Property or be required to be removed as provided above.

            4.4 Overload. To coordinate orderly move-ins and move-outs, no furniture. freight or equipment of any kind exceeding three hundred (300) Pounds shall be brought into the BUILDING without prior notice to Landlord and Landlord shall designate the time and manner of moving, of the same. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and -manner 01 moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant's expense.

      5. Use of the Premises.

            5.1 Use The Premises shall be used and occupied by Tenant (and its permitted assignees and subtenants) solely as general, administrative and executive offices including such ancillary uses in connection therewith as shall be reasonable, required in the operation of such offices and as are consistent with the character of the Building and for no other purpose; without limiting the generality of the foregoing restriction, in no event shall any of the following be permitted in the Premises: (i) sale of wine, ale, beer or other alcoholic beverages; sale at wholesale or retail of any other products or materials by vending machines (except to Tenant's employees and business guests) or otherwise, or demonstrations to the public, or as a restaurant or bar, or for the sale of candy, food, cigarettes, cigars, tobacco, newspapers, magazines, beverages or similar items, or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever; (iii) manufacturing. printing or electronic data processing, except for the operation of normal business office equipment and machines for Tenant's own requirements. as distinguished from operation for commercial hire or for the sale of the products or services to others; (iv) rendition of medical, dental or other diagnostic or therapeutic services, except that Tenant shall have the right to employ a resident nurse for Tenant's employees normally working at the Premises; (v) conduct or maintenance of any gambling or gaming activities or any political activities or any club activities whether private or public; (vi) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission, or any other person or entity entitled to diplomatic or sovereign immunity, (vii) a retail banking, trust company, depository, guarantee or safe deposit business; (viii) a retail savings bank, savings and loan association or loan company; (ix) sale to the public of travelers checks. money orders, drafts, foreign exchange or letters of credit or the receipt of money for transmission; (x) a stockbroker's or dealer's office or the underwriting or sale of executive search firm or sale of enterprise, or sale of securities, (xi) an employment agency, executive search firm which Landlord determines, in its sole discretion is consistent with the character of the Building,; (xii) a labor union, school or vocational training, center (except for the training of employees of Tenant intended to be employed at the Premises); (xiii) a barber shop or beauty salon; or (xiv) a travel agency. The Premises shall not be used for any purpose which is inconsistent with the character of the Building creates excessive elevator use, exceeds the floor loads for which the Building, was designed, impairs or interferes with any of the Building operations or the proper and economic operation of the Building Systems or the proper and ECONOMIC cleaning or other servicing of the Building (other than to a DE MINIMIS extent), interferes with the use of the other areas of the Building, by any other tenants, or impairs the appearance of the Building.

            5.2 Permits. If any governmental license or any permit, other than a certificate of occupancy for the entire Building and Premises, shall be required for the proper and lawful conduct of Tenant's business in the Premises and if failure to Secure such license or permit would in any way adversely affect Landlord or the Property, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. In no event shall Tenant's failure to procure or maintain such license or permit relieve Tenant from its obligations under this Lease.

            5.3 Advertisement Tenant shall not advertise the business. profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business of Tenant, and shall never use any Picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

            5.4 Solicitation Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord to prevent same.

            5.5 Care Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep in the Premises or any part thereof anything, that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) directly or indirectly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances); (iii) is dangerous to life, limb or property; (iv) increases the risk to Landlord or any other tenant under, or invalidates or increases the premium cost of any policy of, insurance carried on the Building or covering its operation; or (v)in the sole judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Property as a first-class office building, or impairs or interferes with any of the services performed by Landlord for the Property.

            5.6 Noise: Odors Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or Substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations: interfere in any way with other tenants or those having business therein; or bring in or keep any animals, fish or birds in the Premises. (except that the FOREGOING shall not be deemed to prohibit handicapped employees or customers of Tenant from being accompanied in the Premises by a seeing-eye or hearing-aid dog). Tenant shall not use the premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light.

            5.7 Labor Tenant shall not at any time (whether prior to or during the Term). either directly or indirectly, use any contractors or labor or materials in the Premises if the use of such contractors or labor or materials would create any work stoppage, picketing, labor disruption or any other difficulty with other contractors or labor enacted by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof. Tenant shall immediately stop any work or other activity if Landlord shall notify Tenant that continuing such work or activity would violate the provisions of the immediately preceding sentence.

      6. Alterations

            6.1 Prohibition Tenant shall not make any changes, alterations, additions or improvements (collectively, "Alterations") in or to the Premises or in or to the Building without the express prior written consent of Landlord; provided, however, that Landlord shall not unreasonably withhold consent to the performance by Tenant of non-structural Alterations in the Premises. For the purposes hereof, the term "non-structural Alteration" shall mean an Alteration that does not involve or affect: (a) the exterior, roof or foundation of the Building; (b) any floor or ceiling slabs, any exterior walls of the Building (other than the interior surface of such exterior walls), any load-bearing columns or any other supporting members or structural elements of the Building:
(c) any Building system located outside of the Premises or any Building system serving any other tenants at the Building, or any part of the Building outside of the Premises; (d) any common areas of the Building; (e) any exterior glass, exterior windows, window; frames or storefronts in the Premises; or (f) any portion of the Premises visible from the sidewalk abutting the Premises. Before commencing any work in connection with the Alterations, Tenant shall furnish to Landlord and obtain Landlord's approval of the following: (i) detailed plans and specifications therefor, (ii) names and addresses of each of the contractors and subcontractors, (iii) copies of all contracts, Subcontracts and necessary permits, (iv) a payment and performance bond, or other indemnification, in form and amount satisfactory to Landlord, protecting Landlord against any and all claims, costs, damages, liabilities and expenses that may arise in connection with the Alterations, (v) such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises is located or to protect Landlord from the filing or enforcement of such liens, and (vi) certificates of insurance, in form and amount satisfactory to Landlord., from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord and Landlord's managing agent against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations. All property Tenant installed in the Premises shall be owned by Tenant and shall be free of liens and security interests, other than as set forth in this Lease; provided however, it is understood and agreed that Tenant shall be entitled to grant to third parties a security interest in Tenant's readily removable furniture and equipment located within the Premises.

            6.2 Indemnification In addition to the indemnity set forth in
Article 12, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including, without limitation, reasonable attorneys' and other professionals' fees, that may arise out of occur in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations, Tenant shall furnish Landlord with (i) receipted bills covering all labor and materials used. together ,with such documentation as is necessary to comply fully with the New York State mechanics' lien law and to protect Landlord from the filling or enforcement of such liens: (ii) a true and correct copy of the certificate of Occupancy, if one is issued; and (iii) a certificate of Tenant's architect or ENGINEER stating that such Alterations were made in accordance with the plans and specifications. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

            6.3 Compliance and Supervision of Alterations All Alterations made by Tenant shall be installed in a good and ,workmanlike manner. using only materials of the same or higher quality as those installed in the Building. All Alterations shall comply with all Insurance Requirements and with all Legal Requirements (as such terms are hereinafter defined). Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations.. at Tenant's sole cost and expense, if Landlord requests the right to do so (but Landlord shall have no obligation to make such request, or having done so to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter tenants liability and responsibility under this Article 6 "Insurance Requirements" shall mean all requirements of any insurance policy covering or applicable to all or any part of the Property or the Premises or the use thereof. all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations land other requirements of the New York Board of Fire Underwriters or the Insurance Service Organization or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Property or the Premises. "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, and all requirements, obligations and conditions of all instruments of record which may be applicable to the Property or the Premises or any part thereof or the sidewalks, curbs, or areas adjacent thereto.

            6.4 Landlord's Property All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property, and shall remain with the Premises, at the expiration or any sooner termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, that notwithstanding, the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant be removed by Tenant at the expiration or any sooner termination of this Lease, If Landlord requests such removal, and, in any case, with respect to Tenant's Property, Tenant shall, at Tenant's own cost and expense, remove the same prior to the end of the Term and shall repair all damage to the Premises, the Building or the Property caused by such removal (or the original installation thereof), Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings for the Installation of which Landlord's consent has been property obtained, provided that Tenant properly Cuts and caps the same. and seals them off in a safe. lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable Legal Requirements. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or any sooner termination of this Lease.

            6.5 Wiring Landlord will direct electricians as to where and how telephone and computer wires are to be introduced. No boring or cutting for wires will be allowed without Landlord's consent. The location of telephones call boxes and other office equipment affixed to the Premises shall be subject to Landlord's approval.

      7. Mechanics' Liens

            7.1 Discharge If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant, at its own cost and expense, shall cause the same to be discharged of record within thirty (30) days of the filing thereof, and Tenant shall indemnify and save harmless Landlord against any from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys' fees and expenses, on account thereof. If Tenant shall fall to cause such liens to be discharged of record within the aforesaid thirty
(30) day period, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

            7.2 No Consent Except as specifically provided in this Lease, nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement or alteration to, or repair of, the Premises, the Building or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against Landlord's interest in the Premises or the Property. Notice is hereby given that neither Landlord nor Landlord's agents, nor any Superior Lessor or Superior Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any Superior Lessor or Superior Mortgagee in and to the Premises or the Property.

      8. Maintenance and Repair; Access

            8.1 Tenant's Maintenance Tenant, at its sole cost and expense, shall maintain and repair during the Term the Premise's and every part thereof and any and all appurtenances thereto, including but not limited to, the doors any interior walls of the Premises; special light Fixtures; kitchen fixtures; auxiliary heating, ventilation .. or air-conditioning equipment; private bathroom fixtures and any other type of special equipment,. together with related plumbing or electrical services and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon the expiration or any sooner termination of this Lease. Notwithstanding the provisions hereof. in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense. which shall constitute Other Charges payable by Tenant to Landlord. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord for the cost of said repairs.

            8.2 Landlord's Maintenance. Subject to Section 8.1 above. Landlord shall keep, repair and maintain the Building (including the roof and Structural members, the Common Areas, mechanical and electrical equipment, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, all in good and tenantable condition during(y the Term. Landlord shall, in addition. suply reasonable snow removal for the walkways of the Property during Normal Business Hours (as hereinafter defined). Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary. If any portion of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof (including a supervisory charge in addition to charges for general conditions, equal to ten percent (10%) of the trade cost of such repairs), together with interest at the Default Rate to Landlord as Other Charges. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect. For the purposes of making any repairs or performance, any maintenance, Landlord may block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premise's, and may close. block or change sidewalks, driveways or parking areas (if any) of the Property. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

            8.3 Access. Tenant shall permit Landlord, and Landlord's agents, employees and contractors to enter the Premises, without incurring any liability to Tenant therefor, at all reasonable times whether or not DURING Normal Business Hours but upon reasonable advance notice to Tenant, except in an emergency in which case no notice shall be required, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Building or Landlord's interests; to operate or improve the Building', to comply on behalf of Tenant with all Legal Requirements and Insurance Requirements (if Tenant falls promptly to do so); to examine the Premises in order to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant; or to exhibit the Premises to prospective purchasers.mortgagees or during the last twelve (12) months of the Term, tenants, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall Use reasonable efforts to minimize the adverse effect on Tenant of any entry by Landlord on the Premises for any reason. Tenant shall not be entitled to any abatement or reduction of rent by reason of such entry.

      9. Common Areas.

            9.1 Grant. During the Term, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, lobbies, halls, passages, exits, entrances, elevators, stairways, restrooms, and landscaped areas (collectively, the "Common Areas"), subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time Promulgate. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The Common Areas are not for the use of the General public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor its employees, customers or invitees shall go upon the roof or mechanical floors or into mechanical areas of the Building.

            9.2 Right to Change Property. Landlord reserves the right, at any time and from time to time, without the same constituting an eviction and without any liability to Tenant, to make changes in or additions to the Property, including, without limitation, any changes to the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets, storefronts, signs, and other Common Areas, as Landlord may deem necessary or desirable provided that (i) such change does not deprive Tenant of access to the Premises, 60 such change does not materially interfere ,with the us,- of the Premises and does not materially adversely affect the nature of the Premises, and (iii) Landlord uses reasonable efforts to minimize the extent and duration of any interruption with Tenant's use of the Premises. Landlord may install, use and maintain pipes, fans, ducts, shafts, wires and conduits in and through the Premises, provided the same are installed adjacent to or boxed in a manner consistent with Tenant's decor or concealed behind walls and ceilings of the Premises or in such manner as shall not materially adversely impair Tenant's use of the Premises. Landlord may use any air conditioning rooms, telephone equipment rooms, heating, ventilating, air conditioning, electrical and mechanical facilities and service closets in the Premises.

      10. Building Services.

            10.1 Electric Provided that Tenant shall timely pay all amounts required pursuant to Article 44 below, Landlord shall provide electric power to the Premises. Electric power furnished by Landlord is intended to be that consumed in normal office use during Normal Business hours for lighting, heating, ventilating, air conditioning and operating Tenant's business equipment. Tenant shall use strict care and caution to ensure that all electricity is carefully shut off to prevent waste or damage.

            10.2 Water Landlord shall provide water for drinking. lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air conditioning or refrigeration installed by or for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use).

            10.3 Air-conditioning and Heat. Landlord shall provide air conditioning ventilation or heat to the Premises, it being intended that Tenant shall utilize the existing equipment in the Premises to obtain all air-conditioning, ventilation and heat that Tenant shall require in order to operate its business athte Premises. Tenant acknolwedges that Tenant has inspected such air-conditioning, ventilation and heating equipment and found the same to be in good working order. Landlord shall, at Landlord's own cost and expense, maintain, repair and (if necessary) replace all (or any portion) of such equipment. Anything herein to the contrary notwithstanding, Landlord and Tenant specifically acknolwedge that the air-conditioning equipment cannot be inspected until the outside temperature exceeds 80 degrees ("Summer Conditions"). Lnadlord agrees that the air-conditioning equipment serving the Premises shall be in working order during Summer Conditions.

            If Tenant shall request air conditioning services to be supplied to it at times other than Normal Business Hours, then Tenant shall pay such charges as Landlord shall fix from time to time for each hour, or fraction thereof of such additional time. Landlord's current charges for such air conditioning services (at times other than Normal Business Hours) are set forth on Exhibit K annexed hereto and made a part hereof. Morever, in the event that other tenants of the

Building, if any, utilizing the same air-conditioning units as service the Premises, shall utilize such air conditioning services at the same time(s) and date(s), Tenant shall only be obligated to pay its pro rata share of such costs. Any requests for such extra service shall be in writing and on reasonable advance notice.

            10.4 Janitor Service. Landlord shall provide janitor service in and about the Premises and the building at the end of each Monday, Tuesday, Wednesday and Thursday, and at Landlord's option, at the end of either Sunday or Friday, except for Holidays (as herein after defined) in accordance with the cleaning specifications attached hereto as EXHIBIT H. Tenant shall not provide any janitor service without Landlord's prior written consent. If Landlord consents to janitor service provided by Tenant, the same shall be subject to Landlord's rules and regulations and to Landlord's supervision, but at Tenant's sole cost and expense (without reduction in Base Rent or Additional Rent). Landlord shall further provide carpet cleaning in the Common Areas and window cleaning at such times as Landlord, in it sole opinion, considers that such cleaning is necessary. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees, for any loss of property from the Premises or for any damage to property thereon, from any cause.

            10.5 Elevator Service. Landlord shall provide passenger elevator service at all times. Freight elevator service shall be available, on a non-exclusive basis, during Normal Business Hours.

            10.6 Interruption of Services. Tenant hereby acknolwedges that any one or more of the utlities or building services specified in this Article 10 may be interrupted or diminished temporarily by Landlord or other person until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord's reasonable control, including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an intereference with Tenant's right of possession, occupancy and use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rent, and shalln ot relieve Tenant from its obligation to pay Base rent and to perform its other obligations under this Lease.

            10.7 Energy Curtilament. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respecto to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rent during the periods of reduction or curtailment of operations.

            10.8 Normal Business Hours. For purposes of this Lease, "Normal Business Hours" shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday and not including Sunday and Holidays. Anything herein to the contrary notwithstanding, Tenant shall have access to the demised premises twenty-four (24) hours every day, seven (7) days a week, 365 days a year.

            10.9 Holidays. For purposes of this Lease, "Holidays" shall mean New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas and any other days observed by the Federal or the New York State or City governments as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union contract or building service employees union contract.

            10.10 Sundry Costs. Landlord's sundry costs (subject to change after the date hereof) for certain building services are set forth on Exhibit K annexed hereto and made a part hereof.

      10. Estoppel Certificates. (i) Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as EXHIBIT E and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Article may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If Tenant fails to provide such estoppel certificate within ten (10) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

      (ii) Landlord will furnish an estoppel certificates (based upon information then known to Landlord to the best of its knowledge) comparable to those which Tenant is required to furnish to Landlord under this Article 11, provided however, that Tenant makes a prior written request therefor for a legitimate business purpose. Tenant agrees that Tenant shall not request that Landlord furnish an estoppel certificate to Tenant as a pre-condition to Tenant's compliance with Article 11(i).

      12. Indemnification: Waiver of Claims.

            12.1 Indemnification. Tenant shall protect, indemnify, and hold harmless Landlord, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation of any Legal Requirement, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant in violation of any provision of this Lease; (ii) all claims, losses, costs, damages and expenses, including reasonable professionals' and attorneys' fees, arising out of or from any accident or other occurrence on or about the Premises or the Property causing injury to any person or property; (iii) all claims, losses, costs, damages and expenses, including reasonable professionals' and attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant; (iv) any liability resulting from or incurred in connection with a contest of, and non-compliance with, any Legal Requirement or Insurance Requirement or (v) any acts, omissions or negligence of Tenant (or of Tenant and Landlord) or any person claiming through or under Tenant, or the contractors, agents, emmployees, invitees or licensees of Tenant or of any such person, in or about the Premises or the Property by Tenant or any one claiming by, through or under Tenant; (iv) any liability resulting from or incurred in connection with a contest of, and non-compliance with, any Legal Requirement or Insurance Requirement or (v) any acts, omissions or neglience of Tenant (or of Tenant and Landlord) or any person claiming through or under Tenant, or the contractors, agents, employees, invitees or licensees of Tenant or of any such person, in or about the Premises or the Property either prior to,during or after the expiraton of, the Term. If any action or proceeding shall be brought against Landlord, Landlord's agents, Superior Lessor or Superior Mortgagee for attorneys' fees and disbursements in connection with such action or proceeding. Any of the foregoing fees and disbursements in connection with such action or proceeding. Any of the foregoing indemnitees may, without derogating from its right to indemnification, retain its own attorneys to assist in defending any claim, action or proceeding involving potential liability in an amount greater than $50,000 (unless such action or proceeding is being defended by counsel to Tenant's insurer and such insurer does not so permit) but in such event so long as Tenant is resisting or defending such action by reasonably satisfactory counsel as aforesaid. Tenant shall not be required to pay the fees and disbursements of such indemnitee's attorneys.

            12.2 Waiver. Landlord shall not be liabile for, and Tenant hereby waives all claims against Landlord, (i) for any and all damage or loss to fixtures, equipment or other property of Tenant and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, occuring in, upon or about the Premises or the Property, or (ii) for injury or death to any person, occuring in, upon or about the Premises or the Property, resulting from any cause whatever (except if caused solely by the negligent or tortious act or omission of Landlord or Landlord's servants, agents or employes), including, but not limited to water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises). The occurrence of any event described in this Article 12 shall not constitute a breach of Landlord's covenant of quiet enjoyment set forth in Article 17.

            12.3 Survival. The provisions of this Article 12 shall survive the expiration or any sooner termination of this Lease.

      13. Insurance.

            13.1 Tenant's Insurance. Tenant, at its sole cost and expense, shall carry during the entire Term, the following types of insurance:

                  13.1.1 Commerical general liability insurance against injuries to persons occurring in, upon or about the Premises, with minimum coverage of Three Million Dollars ($3,000,000) per occurrence, Three Million Dollars ($3,000,000) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000) for property damage;

                  13.1.2 Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings furnishings, furniture, and contents for their full insurance value on a replacement cost basis;

                  13.1.3 Business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (i) above in an amount equal to the aggregate of one (1) year's requirement of (x) Base Rent, (y) the amounts payable by Tenant for Additional Rent as provided in Section 3.2, and (ii) insurance premiums necessary to comply with this Article 13; and

                  13.1.4 Workers' Compensation or similar insurance, if and to the extent required by law and in form and amounts required by law.

            13.2 Landlord as Additional Insured. All such insurance required to be maintained by Tenant shall name Landlord and the managing agent for the Building as additional insureds and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least"Class XIV" as rated in the most recent edition of "Best Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the State of New York. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least sixty (60) days' prior written notice hereof.

            13.3 Landlord's Insurance. Landlord shall maintain in force, at all times during the Term, a policy or policies of fire insurance to the extent of at least eighty percent (80%) of the insurable value of the Building.

            13.4 Increase in Premiums. If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

      14. Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of connected with Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption or loss or damage is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Article 14 shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof. Because this Article 14 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this Article , and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage because of the mutual waivers contained in this Article 14.

      15. Surrender.

            15.1 Tenant's Obligations. On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord upon the Premises. Tenant shall, at Tenant's expense, quit, surrender, vacate and deliver the entire Premises to Landlord "broom clean" and in good order condition and repair, except for ordinary wear and tear and damage by fire or other insured casualty which Tenant is not otherwise required to restore pursuant to Article 19, together with all fixtures, except that with respect to fixtures installed by or at the expense of Tenant, Landlord may elect, by notice given a reasonable period of time prior to the expiration or sooner termination of the Lease (except that if this Lease shallt erminate pursuant to Article 21 hereof, such notice may be given within a reasonable time after such termination), to have them removed by Tenant, in which event Tenant shall, at Tenant's expense, promptly remove the same and restore the Premises to the condition thehy were in prior to the installation of such fixtures by Tenant,subject to reasonable wear and tear and damage as aforesaid, Tenant shall pay the cost of such removal and restoration to Landlord within fifteen (15) business days after demand. Tenant shall pay to Landlord any insurance proceeds received by Tenant attributable to damage to fixtures which Tenant is required to surrender to Landlord under this Lease to the extent such proceeds have not been expended for restoration of such fixtures in accordance with this Lease, and Tenant hereby assigns to landlord the right to receive any unpaid insurance proceeds payable in connection with damage to any such fixtures. Tenant shall remove from the Property all Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant and shall pay the cost of repairing all damage to the Premises and the Property occasioned by such removal. Any property of Tenant or other personal property which shall remain in the Premises after the Expiration Date, or for more than thirty (30) days after any earlier termination of this Lease, may, at Landlord's option, be deemed to have been abandoned and in such ase may be retained or otherwise treated by Landlord as Landlord's property or may be disposed of, without accountability, in such manner as Landlord may determine, at Tenant's expense, which expense shall be reimbursed to Landlord by Tenant within fifteen (15) business days after demand.

            15.2 Adjustment. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under Section 15.1 shall be performed on or prior to the immediately preceding business day.

            15.3 Waiver. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

            15.4 Holdover. If Tenant remains in possession of any portion of the Premises after the termnation of this Lease without the execution of a new lease, the parties recognize and agree that the damage to Landlord will be substantial, will exceed the amount of monthly Base Rent, Additional Rent and Other Charges theretofore payable hereunder and will be impossible to measure accurately. Tenant, at the option of Landlord, shall be deemed to be occupying the entire Premises as a tenant from month to month, at a monthly rental equal to one hundred fifty (150%) percent of the Base Rent, Additional Rent and Other Charges payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Further, Tenant hereby indemnifies landlord against liability resulting from delay by Tenant in so surrendering the Premises, including (a) any claims made by any succeeding tenant or prospective tenant founded upon such delay, (b) any payment or rent concesson which Landlord may be required to make to any succeeding or prospective tenant for all or any part of the Premises in orde to induce such tenant not to terminate its lease or its negotation therfor by reason of Tenant's delay in so surrendering the Premises and (c) any loss suffered if a succeeding or prospective tenant shall terminate its lease or not proceed to execute and deliver its lease by reason of Tenant's delay in so surrendering the Premises. Nothing herein contained shall be deemed to permit Tenant to remain in possession of the Premises after the expiration or sooner termination of the term of this Lease.

            15.5 Acceptance of Surrender. No agreement to accept a surrender of all or any part of Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as termination of this Lease or a surrender of the Premises or this Lease.

            15.6 Tenant's Obligations. Tenant's obligations under this Article shall survive the termination of this Lease.

      16. Assignment, Mortgaging, Subletting, Etc.

            16.1 Prohibitions. Tenant shall not by operation of law or therwise
(i) assign or otherwise transfer this Lease or the term and estate hereby granted, (ii) sublet the Premises or any part thereof or allow the same to be used or occupied by others, (iii) mortgage, pledge or encumber this Lease or the Premises or anypart thereof in any manner by reason of any act or omission on the part of Tenant, or (iv) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without in each instance, obtaining the prior written consent of Landlord, except as otherwise expressly provided in this Article 16. For purposes of this Article 16, (a) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any limited partnership teant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be,except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of suchs tock by persons or parties, other than those defined "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange, (b) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, in a single transaction or a series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenants such that the shareholders of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and oustanding capital stock of such tenant or subtenant, shall be deemed an assignment of this Lease, (c) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (d) any peson or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 16, and (e) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously subtenant, has violated the provisions of this Section 16.1.

            16.2 Exempt Transactions. Subject to the following sentence, the provisions of Section 16.1 hereof shall not apply to transactions with a corporation into or with which Tenant transferred (provided such merger or trasnfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediatelyp rior to such merger or transfer) or, if Tenant is a partnership, with a successor patnership, nor shall the provisions, of clauses (i) and (ii) of Section 16.1 apply to transactions with an entity that controls or is controlle by Tenant or is under common control with Tenant. Nothing in this Section shall permit Tenant or any successor to use or occupy the Premises for a purpose other than the purpsoes stated in Article 5 of this Lease.

            16.3 Assumption of Liablity. Each assignee of trasnferee shall be required to expressly assume the obligations and performance of this Lease and shall agree to be bound by and upon all of the covenants, terms, and conditions hereof on the part of Tenant to be performed or observed. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any othe rparty, Tenant shall remain fully and primarily liable for the payment of rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observe.

                  16.4.1 Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, informaiton with respect to the nature and character of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord and an executed counterpart of the sublease or assignment agreement;

                  16.4.2 The proposed subtenant or assignee is a reputable party whose financial net wroth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  16.4.3 The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building;

                  16.4.4 The proposed subtenant or assignee is not then an occupant of any part of the Building or a praty who has dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent;

                  16.4.5 Each sublease shall state specifically that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to another assignment thereof or sublease or assignment thereunder or to allow the Premises to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignemnts had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee or subtenant or ther occpant of the Premises and to apply the net amounts collected to the Base Rent, Additional Rent and Other Charges reserved herein, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupantof any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

                  16.4.6 Tenant, together with requesting Landlord's consent hereunder, shall have paid Landlord any costs incurred by Landlord to review the requested consent and assignment or sublease documents including any attorney's fees and costs incurred by Landlord;

                  16.4.7 The proposed subtenant or assignee is not engaged in any use prohibited by the provisions of Article 5; and

                  16.4.8 Tenant shall have granted to Landlord or its agent, at Landlord's election, the exclusive agency to sublease the Premises or such portion thereof as Tenant proposes to sublet, o to assign this Lease as the case may be.

            16.5 Additional Rent. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay the following to Landlord, as Additional Rent:

                  16.5.1 In the case of an assignemtn an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, bu tnot limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or toher personal property, less, in the case of a sale thereof, the then net unamotized or underpreciate cost thereof to Tenant determined on the basis of Tenant's federal income tax returns); and

                  16.5.2 In the case of a sublease, 50% of any rents, additional charges an other consideration payable under the sublease to Tenant by the subtenant in excess of the Base Rent, Additional Rent and Othe Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payble by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns, which amount shall be amortized on a straight line basis over the term of such sublease).

                  16.5.3 The sums payable under Section 16.5 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

                  16.5.4 Anything in this Article 16 to the contrary notwithstanding but provided Tenant shall have obtained from Landlord any consent which Tenant is obligated to obtain pursuant to this Article 16, Tenant shall have the righ to sublease 25% of the demised premises or any lessor amount to a sole sublessee, and in connection with such subletting Tenant shall not be obligated to pay Additional Rent to Landlord as outlined in this Section 16.5.

            16.6 Commissions. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys' fees) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with repsect to any such assignment or subletting.

      17. Quiet Enjoyment. If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term of this Lease on the part of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and of any lease, mortgage and other instrument to which this Lease is subordinate.

      18. Compliance with Laws and with Rules and Regulations.

            18.1 Compliance with Laws by Tenant. Tenant, at its expense, shall comply with all Legal Requirements and Insurance Requirements, at any time duly issued and in force, affecting or related to the Premises or any part thereof; PROVIDED, HOWEVER, that nothing contained in this Section 18.1 shall require Tenant to make any structural changes unless the same (i) are necessitated by a condition which has been created by, or at the instance of, Tenant, (ii) are attributable to the manner of use of the Premises,
(iii) are necessitated by reason of breach of any of Tenant's obligations under this Lease, or (iv) are occasioned, in whole or in part, by any negligence of Tenant or any person claiming by, through or under Tenant, including Tenant's employees, agents, contractors, licensees and invitiees.

            18.3 ComplianceWith Laws by Landlord. If and to the extent that Tenant would be adversely affected by Landlord's failure to do so, Landlord, at its expense, shall comply with all Legal Requirements applicable to the Building or the Premises which are not the obligation of Tenant pursuant to Section 18.1, but may defer compliance so long as Landlord shall be contesting in good faith by appropriate proceedings the validity or applicability thereof. Landlord may also contest Legal Requirements with which Tenant is required to comply pursuant to this Lease.

            18.4 Rules and Regulations. Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as EXHIBIT F and with such reasonable modifications thereof and additions thereto as Landloard may make hereafter, from time to time. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, or to Tenant's agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

      19. Fire and Casualty.

            19.1 Damage to Building or Premises. If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, and such damage or destruction, in the opinion of Landlord, cannot be repaired within one hundred twenty days (120) days, Landlord may terminate this Lease, by written notice to Tenant givin within sixity (60) days after such damage. If the Premises or a substantial part thereof are made untenantable, then Landlord's termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30 days) after such notice.

            19.2 Damage to Common Areas. If the Common Areas in the Building are damaged or destroyed by fire or other casualty, cause or condition whatsoever, to such an extent as to substantially interefere with Tenant's use of the Premises or to render the Premises or a substantial part thereof untenatable, and such damage or destruction, in the opinion of Landlord, cannot be repaired withint one hundred twenty (120) days, then Tenant may terminate this Lease giving written notice to landlord within sixty (60)days after such damage, said termination to be effective as of the date of such damage.

            19.3 Landlord's Repair Obligations. Unelss this Lease is temrinated as herein above provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencment Date. Provided such damage or destruction was not caused or contributed to by a tortious act or negligence of Tenant, its agents, employees, inivitees or those for whom Tenant is responsible, from and after the date of such damage to date of completion of said repairs replacements and restorations, a just proportion of the rent shall abate accoprding to the extent the full use and enjoyment of the Premises are rendered impossible by reason of such damage; provided, further, Landlord shall provide notice to Tenant thirty (30) days prior to the date Landlord anticipates the Premises and the Building shall be repaired so as to be in the same condition as they were in as of the Commencment Date, and said rent abatement shall continue in effect until thirty (30) days afer the date of such notice (unless Tenant shall re-occupy the Premises, for purposes other than preparing the Premises for Tenant's use as contemplated by
Article 5 hereof, in which event the rent abatement described herein shall terminate). Landlord shall be under no duty to restore any alterations, improvements or additions made by or required to be insured by Tenant. In all cases, due allowance shall be given to Landlord for any delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control.

            19.4 Agreement to the Contrary. The provisions of this Article 19 shall be considered an express agreement governing any cause of damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law, providing for such a contingency in the absence of a express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

            19.5 Notwithstanding anything to the contrary herein, within sixty
(60) days after the occurrence of any casualty referred to in this Article 19, Landlord shall furnish Tenant with a statement, prepared by a reputable contractor, stating such contractor's estimate of the time required for the Premises, and/or the Building, to be substantially repaired and/or restored to the condition existing prior to such casualty. If the time to repair and/or restore as so estimated shall exceed one hundred eighty (180) days, then Tenant may terminate this Lease by notice to Landlord within twenty (20) days after receipt of such estimate. If Tenant does not elect to so terminate this Lease, Landlord shall promptly commence and diligently prosecute such repairs and restoration to completion, and if the repairs and/or restoriation shall not be substantially completed within two hundred seventy (270) days after the date of such casualty (as extended by Force Majeure), then Tenant may terminate this Lease by notice to Landlord within twenty (20) days after the expiration of such two hundred seventy (270) day period (as so extended). If such casualty shall occur during the last two (2) calendar years of the Term, Tenant may temrinate this Lease if the estimated time to repair and/or restore shall exceed ninety
(90) days.

      20. Eminent Domain.

            20.1 Premises. If all the Premises or a substantial part thereof shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by priviate purchaser in lieu thereof, this Lease shall terminate as of the date of vesting of title. Landlord shall be entitled to receive the entire award paid for such taking or condemnation. Tenant hereby assigning to Landlord all Tenant's right, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant for, the the interruption of or damage to Tenant's business or for Tenant's moving expenses but only if such award shall be in addition

            20.2 Building. If fifty percent (50%) or more of the Building other than the Premises shall be condemned, taken or purchased in lieu thereof, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days after the date of vesting of title. This Lease shall expire on the date specifiedin such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice. The rent hereunder shall be apportioned as of such termination date.

            20.3 Rent Abatement. Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Article 20, sahll not be cause for any reduction or diminution of the rental payment hereunder.

      21. Conditions of Limitation.

            21.1 Conditions. This Lease and the Term and estate hereby granted are subject to the limitations that:

                  21.1.1 If Tenant shall file a voluntary petition seeking an order for relief under Title 11 of the United States Code, or Tenant shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall filean answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, exainer, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's property or if Tenant hsall take any action in furtherance of or authorizing any of the foregoing; or if Tenant shall call a meeting of, or propose any form of arranagement, composition, extension or adjustment with, its creditors holding a majority in amount of Tenant's outstanding indebtedness; or

                  21.1.2 If any case, proceeding or other action shall be commenced or instituted against Tenant, seeking to adjudicate Tenant a bankrupt or insolvent, or seeking an order for relief against Tenant as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar offical of Tenant or of all or any part of Tenant's property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of 60 days; or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of execution, attachment, distraint or similar process against Tenant or any of Tenant's prperty which results in either (x) the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days afte the entry thereof or (y) the taking or occupancy of the Premises or an attempt to take or occupy the Premises; or

                  21.1.3 Intentionally deleted.

                  21.1.4 If Tenant shall default in the payment when due of any installment of Base Rent or in the payment when due of any Additional Rent or Other Charges, and any such defualt shall continue for a period of fifteen (15) days after notice by Landlord to Tenant that such rent is due; or

                  21.1.5 If Tenant shall default in the peformance of any term of this Lease on Tenant's part to be performed (other than the payment of Base Rent, Additional Rent or Other Charges) and Tenant shall fail to remedy such default as soon as practicable and in any event within twenty (20) business days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it can be remedied, but cannot be completely remedied within said period of twenty (20) business days, if Tenant shall not (i) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (ii) promptly institute and thereafter diligently prsoecute to completion all steps necessary to remedy the same, and (iii) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either (x) subject Landlord, Landlord's agents, Superior Lessor or Superior Mortgagee to prosecution for a crime, or (y) cause a default under the Superior Lease or the Superior Mortgage; or

                  21.1.6 If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 16; or

                  21.1.7 If the Premises shall become vacant or deserted for a period of ten (10) consecutive days or abandoned (and the fact that any of Tenant's property remains in the Premises shall not constitute evidence that tenant has not vacated, deserted or abandoned the Premises) or if Tenant shall fail to take occupancy of the Premises, or a floor thereof, as the case may be, within thirty (30) days after delivery of possession thereof; or

                  21.1.8 If Tenant shall default in the performance of any term, covenant, agreement or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond the grade period, if any, set forth in such other lease for the remedying of such default.

then in any of said events (wiuth any of said events sometimes being refered to in this Lease as an "Event of Default") Landlord may give to Tenant notice of intention to terminate this Lease and to end the Term and the estate hereby granted at the expiration of seven (7) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall termiante upon the expiration of such seven (7) day period with the same effect as if that day were the Expiration

Date, but Tenant shall remain liable as provided in Article 22. However, if Tenant shal default (i) in the timely payment of Base Rent or Additional Rent and any such default shall occur in two (2) consecutive months or for a total of four (4) months in any period of twelve (12) months or (ii) in the performance of any other term of this Lease to be performed by Tenant more than three (3) times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve such seven (7) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default.

            21.2 Notice. Nothing in Section 21.1 shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall termiante and if Tenant thereafter remains in possession or occupany, it shall become a holdover tenant.

            21.3 Termination of Services. If the Premises shall at any time be or become vacant, deserted or abandoned or if Tenant shall be in default beyond any applicable grace period provided in Section 21.1, then, in any such event, Landlord may without notice, terminate all service required to be furnished by Landlord pursuant to this Lease.

            21.4 Definition of Tenant. If, at any time, (i) Tenant shall be comprised of two or more persons, or (ii) there is a guarantor of any of Tenant's obligations under this Lease, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Sections 21.1.1 and 21.1.2, shall mean any one or more of the persons primarily or secondarily liable for Tenant's oblgiations under this Lease. Any sums received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Sections 21.1.1 and 21.1.2 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on thepart of Landlord of any rights under this Article or Article 22.

      22. Re-Entry by Landlord; Remedies.

            22.1 Re-Entry. If Tenant shall default in the payment whend ue of any installment of Base Rent or in the payment whend ue of any Additional Rent and such default shall continue for a period of fifteen (15) days after notice from Landlord to Tenant of such default or if this Lease and the Term shall terminate as provided in Article 21;

                  22.1.1 Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor),and may repossess thePremises and dispossess Tenant and any other persons from the Premises and remove any or all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises; and

                  22.1.2 Landlord, at the Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, amy make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  22.1.3 No such re-entry or taking possession of the Premises by Landlord shall be construed as an acceptance of surrender or an election by Landlord to termiante this Lease, unless Landlord gives written notice to Tenant of such election. In the event Landlord relets the whole or any part or parts of the Premises pursuant to this Article 22 without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

            22.2 Waiver. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to (i) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (ii) redeem the Premises or any interest hterein, (iii) re-enter or repossess the Premises, or
(iv) restore the operation of this Lease after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

            22.3 Injunctive Relief. In the event of any breach or threatened breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

            22.4 Termination. If this Lease shall terminate as provided in
Article 21, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  22.4.1 Tenant shall pay to Landlord all rent to the date upon which this Lease shall have been termianted or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  22.4.2 Landlord shall be entitled to retain all money, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such money shall be credited by Landlord against any rent due at the time of such termiantion or re-entry or, at Landlord" option, against any damages payable by Tenant;

                  22.4.3 Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the rent payable hereunder for the period whichotherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents ("Net Rent") collected under any reletting effected pursuant to the provisions of Section 22.1 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting, including all repossession costs, brokerage commissions, legal expenses (including attorneys' fees and disbursements), alteration costs and other expenses of preparing the Premises for such reletting);

                  22.4.4 Any deficiency in accordance with Section 22.4.3 above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Base Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deificency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

                  22.4.5 Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Base Rent and Additional Rent payable hereunder for the perido from the latest of (i) the date of termination of this Lease, (ii) the date of re-entry, or (iii) th date through which monthly deficiencies shall have been paid in full, to the Expiraton Date (conclusively presuming the Additional Rent for each year thereof to be the same as was payble for the year immediately preceding such termiantion or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the rate of 4% per annum to present worth. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises (as the case may be) so relet during the term of the reletting; and

                  22.4.6 In no event shall Tenant be entitled (i) to receive any excess of any Net Rent under Section 22.4.3 over the sums payable by Tenant to Landlord hereunder or (ii) in any suit for the collection of damages pursuant to this Section, to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then proper aportionment on a square foot area basis shall be made of the rent received from such reletting and the expenses of reletting.

            22.5 Termination/Re-Entry. If this Lease be terminated as provided in Article 21 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, Tenant covenants and agrees that Landlord shall be deemed to have timely given any notice or request to in Section 15.1;

                  22.5.1 The Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which Tenant has agreed to surrender them to Landord on the Expiration Date;

                  22.5.2 Tenant, on or before the occurrence of any default hereunder, shall have performed every covenant contained in this Lease for the making of any Alteration to the Premises or for repairing any part thereof; and

                  22.5.3 For the breach of either Section 22.5.1 or 22.5.2, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate from time to time in effect for the period from the date of the occurrence of any default to the date of payment.

            22.6 Independent Covenants. Each and every covenant contained in this Article shall be deemed separate and independent, and not dependent on any other term of this Lease for the use and occupancy of the Premises by Tenant, and the performance of any such term shall not be considered to be rent or other payment for use of the Premises. It is understood tha the consideration for the covenants in this Article is the making of this Lease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Lease.

            22.7 Damages. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

            22.8 Landlord's Right to Cure. If Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency or the failure by Tenant to procure and maintain insurance as required by Article 13 hereof or to pay all preimiums or charges therefor, and after five
(5) business days' prior notice
in all other cases. Landlord may enter the Premises at any time to cure any default without any liability to Tenant. Bills for any expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys' fees and disbursements, plus interest at the Interest Rate from time to time in effect on any amounts expended by Landlord from the date of outlay to the date of reimbursement by Tenant, shall be paid by Tenant to Landlord as Additional Rent within five (5) business days after demand therefor.

            22.9 Cumulative Rights. Each right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights shall not preclude the simultaneous or later exercise by Landlord or any or all other rights provided for in this Lease or now or hereafter existing at law, in equity, by statute or otherwise.

      23. Insolvency.

            23.1 Assignment in Bankruptcy. If Tenant or a trustee apppointed pursuant to the provisions of Title 11 of the United States Code (the "Bankruptcy Code") shall propose to assume and assign this Lease, pursuant to the provisions of the Bankruptcy Code, to any person who shall have made a bona fide offer to accept an assignemnt of this Lease on terms acceptable to Tenant or such trustee, then otice of such proposed assignment, setting forth (i) the ifnormaiton required to be given pursuant to Section 16.5.1, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided to Landlord to assure such person's future performance under this Lease, shall be given to Landlord by Tenant or such trustee no later than twenty
(20) days after receipt by Tenant or such trustee of such offer, but in any event no later than ten (10) days prior to the date that Tenant or such trustee shall make application to a court of competent jurisdiction for authority and approval to assume this Lease and enter into such assignment, and landlord shall thereupon have the option, to be exercised by notice to Tenant or such trustee given at any time prior to the date of such application, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. If Landlord does not exercise its option to accept an assignment of this Lease, Tenant or such trustee may proceed with such application, provided that the proposed assignee is of a character and financial worth such as is in keeping with the standards of Landlord for the Building, the nature of the proposed assignee's business and its reputation are in keeping with the character of the Building and its tenancies, and the purposes for which the proposed assignee itnends to use the Premises are uses expressly permitted by and not prohibited by this Lease or prohibited by any other lease in the Building and provided futher that the provisions of Section
16.6 shall be fully aplicable to any such assignment.

            23.2 Assumption by Assignee. Any person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant to be performed under this Lease from and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

            23.3 Additional Assurance. In any instance in which this Lease is to be assumed or assigned pursuant to the Bankruptcy Code, and such assumption or assignment is conditioned in the Bankruptcy Code on the provision of adequate assurance of future performance under the unexpired lease, any such adequate assurance shall include a security deposit in an amount at least equal to the Base Rent then payable under this Lease.

      24. Waiver of Default or Remedy. No waiver of any covenant or condition or of the breach of any covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

      25. Landlord's Lien. As security for Tenant's payment of rent, damages and all other payments required to be made by Tenant pursuant to this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rental, damage or other payments required to be made pursuant to this Lease, Landlord may enter upon the Premises, by force if necessary, and take possession of all or any part of the personal property, and may sell all or part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord pursuant to the terms of this Lease.

      26. Uniform Commercial Code. To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws pertaining to "Landlord's Liens," this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are located. In addition to the rights prescribed in this Lease, Landlord shall have all of the rights, titles, liens and interests in and to Tenant's property now or hereafter located upon the Premises that are granted a secured party, as that term is defined under the Uniform Commercial Code of the state in which the Premises are located, to secure payment to Landlord of the various amounts required to be paid by Landlord pursuant to the terms of this Lease. Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease or a memorandum of lease as a financing statement.

      27. Force Majeure. If Landlord shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, war or any other reason beyond the reasonable control of Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, as necessitated such delay ("Force Majeure"). No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Building or the Property.

      28. Subordination of Lease.

            28.1 Lease is Subordinate. This Lease and all rights of Tenant hereunde are and shall be subject and subordinate in all respects to (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion of either thereof (collectively, including the applicable items set forth in clause (iv) of this Section 28.1, the "Superior Lease"), (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the aplicable items set forth in clauses (iii) and (iv) of this Section 28.1, the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases (iii) each advance made or to be made under the Superior Mortgage, and (iv) all renewals, modificaitons, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall, however, promptly execute and deliver, at its own cost and expense, any instrument in recordable form if requested, that Landlord, Superior Lessor or Superior Mortgagee may reasonably request to evidence such subordination. If, in connection with the obtaining, continuing or renewing of financing, a Superior Lessor or Superior Mortgagee or a prospective Superior Lessor or prospective Superior Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or impair the rights of Tenant under this Lease. When used in this Lease, "Superior Mortgagee" shall mean, collectively, all holders at the time of a Superior Mortgage; and "Superior Lessor" shall mean, collectively, all lessors at the the time of a Superior Lease.

            28.2 Consent Required. Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended in any material respect and that Landlord may not accept prepayments of any installments of rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder without the consent of Superior Lessor and Superior Mortgagee in each instance, except that said consent shall not be required to the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

            28.3 Attornment. If at any time prior to the expiration or termination of this Lease, Superior Lessor or Superior Mortgagee or any person, or Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (Superior Lessor, Superior Mortgagee and any such peson or successor or assign succeeding to the rights of Landlord under this Lease by reason of Landlord's default under a Superior Lease or Superior Mortgage being herein collectively referred to as "Successor Landlord") shall succeed, through possession, surrender, assignment, subletting, foreclosure or delivery of a new lease or deed or otherwise, to the rights of Landlord under this Lease by reason of Landlord's default under a Superior Lease or Superior Mortgage. Tenant agrees, at the election and upon request of any such Successor Landlord, as Tenant's Landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the terminationof the Superior Lease or the foreclosure of the Superior Mortgage, shall be self-operative upon any such demand, an no further instrument shall be required to give effort to said provisions. Tenant, however, upon demand of any such Successor Landlord, shall execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be (i) liable for any previous act, omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modifiation or prepayment shall have been approved in writing by Superior Lessor or Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of such Landlord under this Lease; (iv) liable for any security deposited pursuant to this Leaseunless such security has actually been delivered to Successor Landlord; (v) obligated to repair the Premises or the Building or any part thereof in the event of total or substantial damage, beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; (vi) obligated to repair the Premises or the Building or any part thereof in the event of partial condemnation, beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken; or (vii) obligated toperform any work in order to prepare the Premises for Tenant's occupancy thereof. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

            28.4 Right to Cure. If any act or omission by Landlord would give Tenant te right, immeidately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, abatement of rent, setoff or counterclaim, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided that such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission o to cause the same to be remedied.

      29. Notices. All notices, demands, requests, consents and approvals (each a "notice") that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (i) if to Tenant , addressed to Tenant at the Building, with a copy to Weiss, Buell & Bell, 350 fifth Avenue, Suite 1210, New York, New York 10118, Attention: Carol
L. Buell, Esq., or at such other place as Tenant may from time to time designate by notice to Landlord, or (ii) if for Landlord, addressed to Landlord c/o Koll Management Services Inc., 140 East 45th Street, New York, New York 10017,
Attention: Real Estate Manager (2 Rector Street), with a copy to Landlord at 275 East Broad Street, Columbus, Ohio 43215, Attention: Real Estate Manager, and a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: David A. Rahm, Esq., or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and mailed as above provided on the date two (2) business days after deposit in the United States mail or one (1) business day after deposit with an overnight courier.

      30. Security Deposit. (a) Tenant has deposited with Landlord the sum of THREE HUNDRED THOUSAND AND 00/100THS DOLLARS ($300,000.00) as security for the full and faithful performance of every provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any other amount that Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from Landlord's general funds, nor pay interest to Tenant. If Landlord is required by law to maintain said deposit in an interest bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Lease Term and upon Tenant's vacation of the Premises. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings. Landlord may deliver the security deposit to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to the such deposit, and this provision shall also apply to any subsequent transferees of Landlord.

            (b) A. Notwithstanding anything to the contrary contained in Section 30 (a) above, in lieu of a cash security deposit, Tenant may deliver to Landlord a clean, irrevocable, transferable and unconditional letter of credit (the "Letter of Credit") issued by and drawn upon a commercial bank (hereinafter referred to as the "Issuing Bank") which shall be a member bank of the New York Clearinghouse Association, which Letter of Credit shall: (i) have a term of not less than one year, (ii) be in the form annexed hereto as Exhibit J, (iii) be for the benefit of Landlord, (iv) be in the amount of $300,000, (v) except as otherwise provided in this Section, conform and be subject to Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (or any revision thereof or successor thereto), (vi) be fully transferable by Landlord without any fees or charges therefor (or, if the Letter of Credit shall provide for the payment of any transfer fees or charges, the same shall be paid by Tenant as and when such payment shall be requested by the Issuing Bank),
(vii) provide that Landlord hsall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft accompanied by Landlord's statement that Landlord is then entitled to draw upon the Letter of Credit pursuant to the terms of this Lease, and (viii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each year thereafter during the enture Lease Term and for a period of thirty (30) days thereafter, unless the Issuing Bank shall send notice (the "Non-Renewal Notice") to Landlord by registered mail, return receipt requested, not less than sixty (60) days next proeceding the then expiration date of the Letter of Credit that the Issuing Bank elects tnot to renew such Letter of Credit, in which case Landlord shall have the right, by sight draft on the Issuing Bank, to receive the monies represented by the then existing Letter of Credit, and to hold and/or disbuse such proceeds pursuant to the terms of
Section 30(a) above as cash security. If Landlord shall fail, for any reason whatsoever, to draw upon the Letter of Credit within said sixty (60) day period, and the Letter of Credit shall expire prior to the thirtieth (30th) day following the Expiration Date of the Lease Term, then Tenant shall, upon demand, immediately deposit with Landlord the Security Deposit amount in cash or furnish Landlord with a replacement Letter of Credit (which shall comply with all of the conditions set forth in the immediately preceding setnence), so that Landlord shall have the entire Security Deposit on hand at all times during the Term and for a period of thirty (30) days thereafter. Tenant acknowledges and agrees that the Letter of Credit shall be delivered to Landlord as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease, and that Landlord shall have the right to draw upon the entire Letter of Credit in any instance in which Landlord would hav the right to use, apply or retain the whole or any part of any cash security deposited with Landlord pursuant to Section 30(a) above.

Upon the occurrence of the Commencement Date, and provided that Tenant has fully performed under the terms and conditions of that certain Short Term Lease Agreement by and between Landlord and tenant dated as of February 11, 1997, the security deposit shall be utilized as the "security deposit" under this Article 30.

            B. In the event that Tenant shall elect to furnish the Letter of Credit, (i) all references to "security," "security deposit" or the like in
Section 30(a) or elsewhere in this Lease shall be deemed to refer to the Letter of Credit, or any proceeds thereof as may be drawn upon by Landlord, and (ii) the provisions of Section 30(a) above shall apply only to such Letter of Credit proceeds (if any) as may be drawn and held yb Landlord.

            C. Landlord agrees that, providedthat Tenant shall not then be in default with respect to any of the terms, provisions, covenants, agreements and conditions of this Lease, Tenant shall be permitted to reduce the amount of said Letter of Credit as follows: (i) on the first day of the thrity-seventh (37th) month of the Term of this Lease, by a sum equal to $150,000.00 (such that after said reduction the security deposit shall be equal to $150,000.00); and (ii) on the first day of the forty-ninth (49th) months of the Term of this Lease, by a sum equal to $110,000.00 (such that after said redution the security deposit shall be equalt to $40,000.00).

      31. Miscellaneous Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event that any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property, or to Tenant's occupancy of the Premises.

      32. Intentionally deleted.

      33. Brokerage Commission. Other than Koll Management Services, Inc. ("Agent") and Prime Manhattan Realty, Inc. ("Broker"), Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person (other than Agent and Broker) in connection with this transaction and that no broker, agent or other person (other than Agent and Broker) brought about this transaction. Landlord hereby agrees to pay to Agent a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent from which leasing commission Agent shall be responsible for fully compensating Broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person, including, without limitation, Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this
Article 33 shall survive the expiration or any sooner termination of this Lease.

      34. Hazardous Devices and Contaminants.

            34.1 Prohibition. Except with the prior written consent of Landlord, Tenant shall not install or operat eany steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with all Environmental Requirements (as such term is hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or depose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

            34.2 Indemnification. Tenant shall indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including reasonable attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligaiton of indemnification under this Section 34.2), relating to any environmental liability resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term; (ii) during the Term, any generation, transport, storage, disposal, treatment or other hanlding of any Contaminant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and (iii) any activities at the Premises during the Term that in any way might be alleged to fail to comply with any Environmental Requirement.

            34.3 Definitions.

                  34.3.1 "Contaminant" shall man any substance or waste containing hazaroud substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Enviornmental Response Compenation and Liability Act., 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, state or local laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

                  34.3.2 "Environmental Requirements" shall man any federal,state or local law, rule, regulation, permit, agreement, order or other Legal Requirement or biding determination of any governmental authority relating to the environment, health or safety.

                  34.3.3 "Release" shall have the same meaning as the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601, ET SEQ.

      35. Exculpation. This Lease is executed by certain general partners of Landlord, not individually, but solely on behalf of, and as the authorized nominee and agent for STRSO, and in consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to STRSO's assets (to the extent permitted below) for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be to the private property of any of, the trustees, officers, directors, employees or agents of STRSO Tenant shall look solely to Landlord's estate and interest in the Building (or the proceeds thereof) for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord or STRSO, or their respective agents, incorporators, subscribers to the capital stock, shareholders, officers, directors, partners, jointer venturers, principals (disclosed or undisclosed) or affiliates, shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Premises or any other liability of Landlord to Tenant.

      36. Signs. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises, and then only such name(s) and matter, and in such color, size, place and materials, as shall first have been approved by Landlord in writing. Landlord reserves the right to install and maintain a sign or signs on the exterior or interior of the Building. If Tenant desires, Landlord shall list Tenant (or any permitted assignee or subleases hereunder) on the Building directory board, at Tenant's sole cost and expense.

      37. Locks. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building.

      38. Employment. Tenant shall not contract for any work or service that might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord.

      39. Plumbing. Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances for misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

      40. Certain Rights Reserved to Landlord. Landlord reserves the following rights:

                  (i) to name the Building and to change the name or street address of the Building;

                  (ii) to designate all sources furnishing sigh painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building.

                  (iii) on reasonable prior notice to Tenant, to exhibit the Premises to prospective tnenats during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

                  (iv) to install vending machines of all kinds in the Property, including, without limitation, the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord in ther Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

      41. Waivers.

            41.1 General. The fauilure of Landlord to insist in any instance upon the strict performance of any term of this Lease, or the failure to exercise or the waiver of any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligations of this Lease or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

            41.2 Designation of Payments. In the event that Tenant is in arrears in payment of rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by or refunds payable to Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

            41.3 Specific Provisions. The following specific provisons of this Section shall not limit the Generality of the provisions of this Article:

                  41.3.1 The receipt or acceptance by Landlord of rent with knowledge of breach by Tenant of any term of this Lease shall not be deemed a waiver of such breach.

                  41.3.2 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without rejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law or in equity.

                  41.3.3 No waiver by Landlord in favor of any other tenant or occupant of the Building shall constitute a waiver in favor or Tenant.

                  41.3.4 The consent by either party to any particular action shall not in any way be considered as relieving the other party from obtaining the express consent to any subsequent or further action.

      42. Consents.

            42.1 Reasonableness. Wherever it is specifically provided in this Leae that a party's consent is not to be unreasonably withheld, a reaponse to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent in the case of an alleged unreasonable withholding or within twinty (20) days after making its request for the consent in the case of an alleged unreasonable delay. Failure to so notify the other party within the time periods set forth in the preceding sentence shall constitute a waiver of any right such first party might otherwise have to bring an action or procedding to enforce any such provision or for specific performance, in junction or declaratory judgement.

            42.2 Remedy. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgement. In the event of a determination that Landlord has unreasonably withheld its consent, the requested consent shall be deemed to have geen granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as provided in this Section.

            42.3 Lender. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of Superior Lessor or Superior Mortgagee or both is required, Landlord shall not be required to give its consent until and unless Superior Lessor or Superior Mortgagee or both, as the case may be, has given its consent. Landlord agrees to reasonably diligently seek such consent if Landlord would otherwise consent in such instance.

      43. Miscellaneous.

            43.1 No Continuation. No receipt of money by Landlord from Tenant after the expiration or any sooner termiation of this Lease or after the service of any notice or after the commencement of any suit, or after final judgement for possession of the Premises shall reinstate, continue or extend the Term or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

            43.2 Landlord. The term "Landlord" shall mean only the owner at the time in question of the present Landlord's interest in the Building and in the event of a transfer or transerfers (by operation of law or otherwise) of the Building or a lease of all or substantially all of the Building, or a transfer or transfers (by operation of law or otherwise) of the leasehold estate under any such lease, the transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate transferred or leased) automatically and entirely released and discharged, from and after the date of such transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed (including Article 17); and the transferee or lessee shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and

Section 28.4 (and without further agreement), all of the terms of this Lease on the part of Landlord to be performed during such period of owernship, which terms shall be deemed to "Run with the land", it being intended that Landlord's obligations hereunder shall be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

            43.3 Tenant. The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote0 of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this Section shall not be construed to permit any assignment of this Lease or subletting of the Premises or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt performance of Tenant's obligations hereunder and except as provided in Article 16, each Tenant shall at all times remain fully liable therefor.

            43.4 Third Party Rights. Nothing contained in this Lease shall be deemed to confer upon any person other than the parties hereto and their respective successors and assigns (to the extent assignment is permitted pursuant to Article 16) any right or benefit, including any right to insist upon, or to enforce against Landlord or Tenant, the performance of such party's obligations hereunder.

            43.5 Landlord as Occupant. It is understood that Landlord may occupy portions of the Building in the conduct of Landlord" business. In such event, all references herein to other tenants of the Buildling shall be deemed to include Landlord as occupant.

            43.6 Covenants as Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

            43.7 Landlord's Original. In the event of variation or discrepancy amoung counterparts, Landlord's original copy of this Lease shall control.

            43.8 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

            43.9 Counterclaims. If Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relierf of whatsoever nature or description in any such proceeding, provided, however, that nothing contained in this Section 43.9 shall be deemed to prevent Tenant from bringing a separate proceeding with respect to such counterclaim, and Landlord shall not, in any such separate proceeding, assert that such claim should have been interposed in the summary proceeding, assert that such claim should have been interposed in the summary proceeding or action for non-payment of rent. The provisions of this Section shall survive the expiration or any sooner termiation of this Lease.

            43.10 Waiver of Trail by Jury. To the extent permitted by applicable law, Landlord and Tenant hereby waive trail by jury in any action or proceeding, and with respect to any claim asserted in any such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. The provisions of this Section shall survive the expiration or any sooner termination of this Lease.

            43.11 No Sovereign Immunity. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising, directly or indirectly, out of this Lease, Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section shall survive the expiration or any sooner termiation of this Lease.

            43.12 Not Binding Until Full Execution. The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not sonstitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this lease and a counterpart thereof shall have been delivered to Tenant and all consents required pursuant to any Superior Mortage or Supoerior Lease have been received.

            43.13 Relationship of Parties. Any intention to create a joint venture, partnership or principal and agent realtionship between the parties hereto is hereby expressly disclaimed. This Lease shall create the realtionship of landlord and tenant between Landlord and Tenant.

            43.14 Gender and Number. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the simgular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

            43.15 Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or described the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the constuction.

            43.16 Counterparts. Several counterparts of this lease may be executed by all of the parties. All executed counterparts constitute one and the same Lease, binding upon all parties.

            43.17 Entire Agreement: Changes in Writing. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. Thise Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (i) expressly refers to this Lease, (ii) is executed by the party against whom enforcement of the change, modification, abandonment, discharge or waiver is sought, and (iii) is permissible under the Superior Lease and the Superior Mortage. Text deleted from a prior draft of this Lease shall not be admissible in an action or proceeding relating to this Lease for the purpose of altering or limiting the meaning or effect of the Lease.

            43.18 No Recording. This lease shall not be recorded.

            43.19 Governing Law: Invalidity of any Provisions. This Lease shall be subject to and governed by the laws of the State of New York. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      44. Electricity.

            44.1 Tenant agrees to purchase from Landlord or from a meter company designated by Landlord, all electric current consumed (and all bulbs, lamps or electric fixtures, and to pay for the cost of installation thereof) used or to be used in the Premises or by Tenant's signs or by "air conditioning equipment" (as such term is hereinafter defined) servicing the Premises. The term "air conditioning equipment" as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air conditioning equipment servicing the Premises. Tenant shall pay Landlord for any given bill period for such electric current at the prevailing rate Sercie Classification 4-Rate I (or successor service classification rate), and not the time-of-day rate schedule (if any), and if they increase or increase in such rate becomes effective during the term of this Lease, for similar service by any public service company servicing the part of the city where the Building is located (provided such incresae, if any, results in a higher yield to Landlord) all such increase or increases shall be paid by Tenant to Landlord or the meter company designated by Landlord at the same percentage increase as is shown by the first month's increased charges paid by Landlord, when billed. The amount to be paid by Tenant for current consumed shall be determined by a meter or meters on the Premises or installed by Landlord and billed separately according to each meter. Bills for current consumed by Tenant (and/or bulbs, lamps or electric fixtures, renewed or replaced) shall be rendered by Landlord, or the meter company, to Tenant at such time as Landlord may elect, and shall be deemed to be, and be paid as additional rent within ten (10) days after rendition of any such bill. Notwithstanding any other provision hereof, any such bills rendered by Landlord shall initially (and until adjusted as herein provied) include an administrative fee of ten (10%) percent of the electric charge, which amount shall be deemed additional rent under the Lease, and which such administrative fee shall, at any time that the Building qualifies under Article 2-I of the General City Law of the City of New York for reduced charges for electricty, be increased so as to equal twelve (12%) percent. Landlord shall have the right, in the event of any nonpayment by Tenant of any such bills within said ten (10) day period after rendition of any such bill to discontinue and cut off the use of electric current to Tenant without further notice, without releasing Tenant from any liability under thise Lease, and without Landlord or the said meter company incurring any liability under this Lease, and without Landlord or the said meter company incurring any liability for any damage cause by such discontinuance of service. Tenant further agrees, on demand by Landlord, or the meter company, to deposit with Landlord or with the meter company designated by Landlord cash deposit sufficient, in Landlord's reasonable opinion, to secure payment of the eolectric consumed by Tenant in the Premises. No current shall be furnished until the equipment of Tenant has been approved by the proper public authorities, the New York Board of Fire Underwriters and the New York Fire Insurance Exchange or similar organization having jurisdiction, and no changes shall be made in such equipment without the written consent of Landlord. Tenant shall make no changes and/or additions to the electrical equipment, wiring and/or appliances in the Premises, without the prior written consent of Landlord. Rigid conduit only will be allowed by Landlord for exposed work. If, in Lanldord's sole opinion, Tenant's installation overloads any riser or risers, and/or switch or switches in the Building, Tenant, at Tenant's sole cost and expense, promply will provide and install, in conformity with all applicable Legal Requirements and all applicable provisions of this Lease, any additional riser or risers and/or any or all switches, that may be necessary; but no risers and/or switches may be installed without Tenant first obtaining the prior written consent or Landlord. Any tax now in effect or hereafter imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any municipal, state of federal agency shall be passed on to Tenant and included in the Bill of, and paid by Tenant to, Landlord or the meter company designated by Landlord. In the event that permission is granted by the meter company for alternationg current installations, Tenant, at its sole cost and expsne, will furnish and install all risers, sercie wiring, switches and meters that may be necessar for such installation, and, at its own cost and expense, will maintain and keep in good repair all such risers, wiring and/or switches and/or meters, such installation to be subject to all applicable provisions of this Lease.

            44.2 In the event that the "submetering" of electric current in the Building is hereafter prohibited by any law hereinafter enacted, or by any order or ruling of the Public Service Commission of the State of New York, or by any judicial decision of any appropriate court, or if for any other reason, Landlord, in its sole and arbitrary discretion, elects to terminate the practice of submetering the Premises, Tenant shall purchase electricity from the Landlord on a rent inclusion basis or directly from the public utility serving the Building, as designated by Landlord in its sole discretion, and the provisions of Exhibit G annexed hereto and made a part hereof shall govern the method by which electricity is furnished to Tenant (including the manner in which such method shall be changed) and the charges to be paid by Tenant for and in connection with the furnishing of electricity.

            44.3 In the event any legislature, or the Public Service Commission or any judicial body enacts or makes any law, ruling, order or regulation modifying and/or changing ther service classification, rate or charge under which Tenant is purchasing electric current from Landlord, pursuant to Section
44.1 hereof, then and in such event. Tenant will pay as additional rent to Landlord or Landlord's designated agent (in addition to the sums payable pursuant to said Section 44.1), for the use and maintenance of the Building electric distribution system, an amount equal to the difference, if positive, obtained by subtracting (i) the sums payable by

Tenant by reason of such order, law, ruling or regulation of any legislature, the Public Service Commission or any judicial body made or enacted after date of the Lease from (ii) the sums that otherwise would have been payable by Tenant pursuant to Section 44.1 hereof.

            44.4 Wherever reference is made in this Article to rate(s) or charge(s) of the public utility supplying electricity to the Building or to increases in such rates or charges, the words "rates or charges" shall be deemed to include, without limitation, any and all (including any new or additional):
(i) kilowatt hours or energy charge; (ii) kilowatts of demand charge; (iii) fuel adjustment charge; (iv) transfer adjustment charge; (v) utility tax; (vi) sales tax; and (vii) any and all other charges and taxes required to be paid by Landlord to the utility company.

            44.5 In no event shall the additoinal rent charge made to Tenant pursuant to this Article for electricity supplied to the Premises be less than Landlord's actual cost therefor.

            44.6 If Tenant desires to use natural gas in the Premises, Tenant, at its sole cost and expense, shall make all applications necessary to obtain natural gas service at the Premises from the public utility serving the Building. If, Tenant obtains approval from the public utility for natural gas service at the Premises, Tenant shall give Landlord written notice accompained by a copy of such approval and Landlord, at Tenant's sole cost and expense, shall perform all alterations and installations needed to bring natual gas to the Premises from the point at which the gas line enters the Building from the street. Tenant shall purchase and receive natural gas directly from the public utility serving the Building in accordance with all rules and regulations of the public utility applicable to the supplying of gas. Tenant, at its sole cost and expense, (i) shall furnish and install at a location selected by Landlord and maintain and keep in repair all metering equipment needed to measure the consumption of gas supplied to Tenant by the public utility and (ii) shall furnish, install, maintain and keep in repair all pipes and equipment for the distribution and use of natural gas in the Premises. Tenant shall not permit its consumption of gas in the Premises to exceed the capacity of the gas distribution system serving the Building or to interfere with its use by other tenants. To insure that the capacity of the gas distribution system is not exceeded, Tenant shall not install any gas operated equipment without Landlord's prior written consent in each instance. Landlord makes no representation or warranty that gas service is available at the Premises or the Building and shall not be liable for (and Tenant shall have no abatement or reduction in rent for) Tenant's inability to obatin natural gas service at the Premises. Landlord shall have no liability for any defect or inadequacy in the character or quantity of natural gas purchased by Tenant from the public utility.

            44.7 The failure of Tenant to pay any charge incurred in connection with Tenant's purchase of gas or, if Landlord shall require Tenant to purchase electricity directly from the public utility pursuant to Section 44.2, of electricity directly from the public utility within ten (10) days after it becomes due shall constitute a default under this Lease.

            44.8 Landlord and Tenant acknowledge that prior to the date of this Lease, Landlord has filed an application to qualify the Building under the Industrial and Commercial Incentive Program, CITY OF NEW YORK ADMINISTRATIVE CODE, Title 11, Chapter 2, Part 4 (the "ICIP Program"). Landlord and Tenant further acknowledge that in the event the Buildiing qualifies under the ICIP Program, then due to such qualification, the Building may also qualify under the Lower Manhattan Energy Plan, Article 2-I of the General City Law of the City of New York (the "LMEP") and, if Landlord has applied for, and successfully qualifies the Building under the LMEP, then Landlord shall credit against Tenant's obligation to pay electricity costs due under this Lease (whether the same are due through a rent inclusion charge for electricity, or otherwise ( as the case may be)). The reduction in electricity cost realized by the Building under the LMEP to the extent attributable to the Premises. In accordance with Article 2-I of the General City Law of the City of New York, subsection 25-bb(c)(5). Landlord shall set forth on all invoices for Tenant's bills form Landlord for electricity (for which reductions thereof are by reason of the applicability of the LMEP), substantially the following language:

            "Tenant may be entitled to share a rebate which your Landlord has received for charges for energy pursuant to the revitalization area energy rebate program. The amount is separately stated and identified in this bill."

      45. Intentionally deleted.

      46. Shoring: No Dedication: Hoists: Zoning Lot Mergers.

            46.1 Access. If an excavation or other substructure work shall be undertaken upon land adjacent to the Building or in the Vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant, without liability of Landlord to Tenant therefor, shall afford Landlord or the person causing such excavation or other substructure work, license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall deem necessary to protect the Building and its contents and surrounding land from damage and to support the same by proper foundations, pinning and/or underpinning. Except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request.

            46.2 Prevention of Dedications. Landlord shall have the right to erect any gate, chain or other obstuction or to close off any portion of the Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

            46.3 Hoists. During any construction being performed at the Building, Tenant agrees that Landlord may leave functioning a construction hoist or hoists on the outside of the Building for an indefinite period of time which may continue beyond the Commencement Date, that the existence of such hoist(s) shall not affect the Commencement Date, and that certain windows on floors adjacent to the hoist towers(s) may be temporairly closed off. Landlord shall have no liability to Tenant because of the continuted presence of the hoist(s) and hoist towers(s) herein referred to. No deliveries shall be made from the hoist tower(s) through the Premises after the Commencement Date.

            46.4 Zoning. Tenant hereby irrevocably waives any and all rights it may have in connection with any zoning lot merger or transfer of development rights with respect to the Property including any rights it may have to be a party to, to contest, or to execute, any Declaration of Restriction (as such term is defined in Section 12-10 of the zoming Resolution of the City of New York effective December 15, 1961, as amended) with respect to the Property, which would cause the Property to be merged with or unmerged from any other zoming lot pursuant to such Zoning Resolution or any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and, in connection therewith, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such dertificate or instrument for and on behalf of Tenant, such power of attorney being coupled with an interest.

      47. Tax Abatement Provisions.

            47.1 Notwithstanding anyting to the contrary contained in this Lease, in the event that Landlord receives any refund or abatement of Real Estate Taxes pursuant to the Lower Manhattan Plan (as such term is defined in Section 47.2 hereof), Tenant shall be entitled to receive, as a credit against the rent due hereunder, the benefit of such refund or abatement only to the extent required to be provided under the Lower Manhattan Plan.

            47.2 (a) For purposes of this Article 47, unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (herein called the "Lower Manhattan Plan"). The term "LMP Abatement Benefits" shall mean the real estate tax abatement benefits of the Lower Manhattan Plan. The term "Department" shall mean New York City Department of Finance.

                        (b) For purposes of the Lower Manhattan Plan, Tenant's Proportionate Share shall mean four and 00/100ths percent (4.00%) as determined pursuant to Section 3.2 hereof by dividing the net rentable square footage contained in the Premises by the net rentable square footage contained in the Building.

                        (c) Tenant represents that there shall be fewer than 125 employees/125 or more employees located at the Premises throughout the term of this Lease.

            47.3 (a) In accordance with the Lower Manhattan Plan and notwithstanding anything to the contrary contained in this Lease, Landlord agrees to allow Tenant a credit against the Base Rent and the recurring Additional Rent (including the Real Estate Taxes Pass0through Amount) payable by Tenant hereunder in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the Premises pursuant to the Lower Manhattan Plan and actually received by Landlord (herein called the "Actual LMP Benefits"). Landlord shall, within thirty (30) days after its receipt of the Actual LMP Benefits, credit the full amount thereof against the next installment(s) of Base Rent and/or Additional Rent charges becoming due hereunder.

                        (b) Tenant shall promptly pay to Landlord, as Additional Rent hereunder, the amount of all or any portion of the Actual LMP Benefits that have been credited against Base Rent and/or Additional Rent becoming due hereunder, and which may thereafter actually be revoked (including, without limitation, if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to Article 16 of this Lease), together with any interest and/or penalties imposed against Landlord in connection with such Acutal LMP Benefits.

            47.4 In accordance with Section 499-c(5) of the Lower Manhattan Plan, Landlord agrees and informs Tenant that:

                        (1) an application for abatement of real property taxes pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be made for the Premises pursuant to Section 47.6 hereof;

                        (2) the rent, including amounts payable by Tenant for Real Estate Taxes, will accurately reflect any abatement of Real Estate Taxes granted pursuant to Title 4 of Article 4 of the New York Property Tax Law for the Premises in accordance with Section 47.3 hereof;

                        (3) at least ten dollars per square foot must be spent on improvements to the Premises and the common areas of the Building; and

                        (4) all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of Title 4 of the New York Real Property Law.

            47.5 Landlord covenants and agrees that (i) Landlord shall timely pay all Real Estate Taxes, water and sewer charges and other lienable charges that become due and payable during the period for which Tenant is entitled to receive the Actual LMP Benefits and (ii) there shall be no Real Estate Taxes, water and sewer charges or other lienable charges due and owing with respect to the Building on the date the Abatement Application (as hereinafter defined) is filed with the Department, unless such Real Estate Taxes or charges are being paid in timely installments pursuant to a written agreement with the Department or other appropriate agency.

            47.6 (a) Landlord, upon not less than thirty (30) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, together with the Abatement Application, the affidavit required gby
Section 499-c(7) of the Lower Manhattan Plan, and thereafter to diligently pursue the processing of such application.

                        (b) Landlord, upon not less than thirty (30) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, within sixty (60) days after the Commencement Date, an application (the "Abatement Application") for a certificate of abatement in accordance with Section 499-d of the Lower Manhattan Plan. Landlord and Tenant each further agree to provide all other information required by the Department of Finance pursuant to Section 499-d of the Lower Manhattan Plan and to otherwise comply with the provisions of said Section 499-d and the Lower Manhattan Plan.

                        (c) Tenant shall promptly pay to Landlord, as Additional Rent hereunder, the amount of any out-of-pocket costs incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this
Article 47, including, without limitations, the amount of any administrative charges or fees imposed by the Department in connection with such comnpliance, including, without limitation, the $500.00 fee due in connection with the Abatement Application. Tenant shall indemnify and hold harmless Landlord and its respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all losses, costs, damages and expenses (including attorney's fees) arising from or in connection with Tenant's failure to pay such charges or fees or from Tenant's failure to comply with the provisions and requirements of the Lower Manhattan Plan or this Article 47.

                        (d) Tenant shall have no right to make any separate application under the Lower Manhattan Plan without Landlord's participation.

            47.7 Tenant shall notify Landlord of any vacation or subletting of the Premises or any portion thereof, or any assignment of Tenant's interest in this Lease, which would result in the revocation of any abatement or other benefits, or any portion thereof, granted pursuant to the Lower Manhattan Plan. Within thirty (30) days following demand therefor, Tenant shall reimburse Landlord for any interest or penalties imposed by any governmental authority in connection with the revocation of the abatement or other benefits resulting directly from Tenant's failure to so notify Landlord of any such vacation, subletting or assignment.

            47.8 Landlord does not warrant or represent that any abatement, reduction or other benefit described in this Article 47 or the Lower Manhattan Plan is available or will be obtained for the Building, or by Landlord and/or Tenant. Landlord shall have no liability to Tenant, and the Base Rent and Additional Rent set forth in this Lease will not be abated or reduced, if and to the extent that such abatement or reduction under the Lower Manhattan Plan is denied, reduced, suspended, revoked or terminated for any reason.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Witness:                                LANDLORD

/s/ Sandra O. Mullain                   OTR, an Ohio general partnership,
--------------------------------------  acting as the duly authorized
/s/ Jennifer L. Smith                   nominee of the BOARD OF THE STATE
--------------------------------------  TEACHERS RETIREMENT SYSTEM OF OHIO

                                        By: /s/ Stephen A. Mitchell
                                            -----------------------------
                                           Name:
                                              its General Partner

Witness                                 TENANT: AVESTA TECHNOLOGIES, INC., a
                                        Delaware corporation

/s/ Cameron Saifi
--------------------------------------
                                        By: /s/ Kam M. Saifi
                                            --------------------
                                         Name: Kam M. Saifi
                                         its President/ CEO

STATE OF OHIO                 )
                              )ss:
COUNTY OF FRANKLIN            )

                  BE IT REMEMBERED, that on this 11th day of April, 19__, before me, the subscribers, a Notary Public, personally appeared the above-named OTR, an Ohio general partnership, by Stephen A. Mitchell, a general partner, known to me and known to me to be their person who signed the foregoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes herein set forth.

                  IN TESTIMONY WHEREOF, I have hereunto subscribed by name and affixed the official seal of my office at Columbus, Ohio, on the day and year last above written.

                                            /s/ Jennifer L. Smith
                                            -----------------------
                                                Notary Public

STATE OF NEW YORK             )
                              )ss.:
COUNTY OF NEW YORK            )

                  On the 21st day of March, 1997, before me personally came Kam
M. Saifi to me known, who, being by me duly sworn did depose and say that he resides at 2 Rector Street, NYC; that he is the President of Avesta*, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

* Technologies Inc.

                                              /s/ Carol O. Buell
                                            -----------------------
                                                Notary Public


STATE OF                      )
                              )ss.:
COUNTY OF                     )

                  On this ___ day of _________, 1997, before me personally came __________ to me known, who, being by me duly sworn, did depose and say that
(s)he resides at _______________; that (s)he is the ________________ of
_______________, the corporation described in and which executed the foregoing instrument; which corporation is the general partner of ________________, the partnership which executed the foregoing instrument; that the execution of the instrument by _______________ was duly authorized according to the Articles of Partnership; that _______________, the general partner, executed the instrument on behalf of the said partnership pursuant to said authorization and that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that (s)he signed his/her name thereto by like order.

                                           ________________
                                            Notary Public

                                    EXHIBIT B
                                    Property

      ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

      BEGINNING at the corner formed by the intersection of the northerly side of Rector Street with the westerly side of Trinity Place;

      RUNNING THENCE westerly along the northerly side of Rector Street, 118 feet 8-1/4 inches to its intersection with the easterly side of Greenwich Street;

      THENCE northerly along the easterly side of Greenwich Street, 133 feet 9 inches to the northerly line of Lot No. 27 on a Map or Chart of the Lands of the Rector and Inhabitants of the City of New York in Communion with the Protestant-Episcopal Church of the State of New York;

      THENCE easterly along the northerly line of said lot and along the line which on its southerly side forms an angle of 87 degrees 26 minutes with the easterly side of Greenwich Street, 100 feet 10-1/2 inches to the westerly line of Lot No. 3 on said map;

      THENCE Northerly along a line which on its westerly side forms an angle of 90 degrees 28 minutes 10 seconds with the last course, 4 feet 5-1/2 inches;

      THENCE easterly along a line which on its southerly side forms an angle of 89 degrees 15 minutes 20 seconds with the last mentioned course 39 feet 1/2 of an inch to the westerly side of Trinity Place at a point thereon distant 142 feet northerly from the point or place of beginning; and

      THENCE southerly along the westerly side of Trinity Place, 142 feet to the point or place of BEGINNING.

                                    EXHIBIT C
                           Commencement Date Agreement

      THIS COMMENCEMENT DATE AGREEMENT ("Agreement") dated ______________, 1997 is between OTR, an Ohio general partnership, whose address is 275 East Broad Street, Columbus, Ohio 43215, acting as the duly authorized nominee of the State Teachers Retirement System of Ohio ("Landlord"), whose address is 275 East Broad Street, Columbus, Ohio 43215, and _________________, a ("Tenant"), whose address is _________________.

                              W I T N E S S E T H:

      A. Landlord and Tenant executed a certain Lease dated ________________, 1997 (the "Lease").

      B. The Lease provides that the Lease will commence on a date to be determined in accordance with Section 2.2.1 thereof.

      C. Landlord and Tenant now desire to set forth in writing the actual date of delivery of the Premises and the actual commencement date of the Lease.

      NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree that the Lease Commencement Date (as defined therein) is __________, 1997, and the Expiration Date (as also defined therein) is _______________, ____.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

Witness                                LANDLORD:


                                       OTR, an Ohio general partnership, acting
____________________                      as the duly authorized nominee of
                                           the BOARD OF THE STATE TEACHERS
____________________                           RETIREMENT SYSTEM OF OHIO



                                       By____________________
                                          Name:
                                          its General Partner

                       [SIGNATURE CONTINUED ON NEXT PAGE]

Witness (as to each):                    TENANT


________________________                    _____________________, a
                                                     _____________


________________________                By:__________________
                                                Name:
                                                Its:

                                             By:

                                                Name:
                                                Its:

STATE OF OHIO                 )
                              )  ss:
COUNTY OF FRANKLIN            )

      BE IT REMEMBERED, that on this         day of            , 1997 before me,
the subscriber, a Notary Public, personally appeared the above-named OTR, an
Ohio general partnership, by                    , a general partner, known to me
and known to me to be the person who signed the foregoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes herein set forth.

      IN TESTIMONY WHEREOF, I have hereunto subscribed by name and affixed the
official seal of my office at          ,            , on the day and year last
above written.


                                       ____________________________
                                       Notary Public

STATE OF                      )
                              )  ss.:
COUNTY OF                     )

      On the      day of             , 1997, before me personally came
               , to me known, who, being by me duly sworn did depose and say
that she/he resides at                   ; that she/he is the
                     of                   , the corporation described in and
which executed the above instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said corporation.



                                       ____________________________
                                            Notary Public

STATE OF                      )
                              )  ss.:
COUNTY OF                     )

      On this       day of             , 1997, before me personally came
                , to me known, who being by me duly sworn, did depose and say
that (s)he resides at                      ; that (s)he is the
                       of                 , the corporation described in and
which executed the foregoing instrument; which corporation is the general
partner of              , the partnership which executed the foregoing
instrument; that the execution of the instrument by
was duly authorized according to the Articles of Partnership; that            ,
the general partner, executed the instrument on behalf of the said partnership pursuant to said authorization and that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that (s)he signed his/her name hereto by like order.



                                       ____________________________
                                          Notary Public

                                   Work Letter

      This Work Letter Agreement is entered into as of the ________ day of February 15, 1997 by and between OTR, acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("Landlord") and AVESTA TECHNOLOGIES, INC. ("Tenant").

                                    RECITAL:

      Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in EXHIBIT A attached to the Lease.

      In consideration of the mutual covenants hereinafter contained. Landlord and Tenant hereby agree as follows:

      1. COMPLETION SCHEDULE

            Simultaneously with or prior to the execution of the Lease, Landlord shall have delivered to Tenant a preliminary floor plan (hereinafter called the "Preliminary Plan") prepared by ___________________________________________ and dated ______________________. Immediately after execution of this Lease, and Tenant shall in good faith utilize best reasonable efforts to expeditiously produce a complete set of working drawings and specifications (hereinafter called the "Plans and Specifications") based on the Preliminary Plan such that Tenant shall be able to operate within the Premises as soon as possible after the date hereof. Upon Landlord delivering to Tenant the Plans and Specifications, Tenant shall provide any comments thereto in writing within seven (7) days of the date Landlord delivers said Plans and Specifications Landlord shall deliver to Tenant a schedule (the "Work Schedule") setting forth a timetable for the installation of the Tenant Improvement Work (as defined in Section 2 below) to be constructed in the Premises. The Work Schedule shall become the basis for completing the Tenant Improvement Work. It is further agreed that the provisions of Section 6 of the Lease (regarding Alterations, as such term is defined in the Lease) shall not be applicable to the Tenant Improvement Work..

      2. TENANT IMPROVEMENT WORK

            Reference herein and in the Lease to the "Tenant Improvement Work" shall include all work to be done in the Premises pursuant to the Plans and Specifications, including but not limited to, any partitioning, doors, ceilings, floor coverings, finishes (including paint and wallcovering), electrical (including, but not limited to, lighting, switching, telephones, outlets and installation of a submeter or submeters), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other mill work required thereby; provided, however, (i) Landlord shall incur a maximum of $407,775.00 (which sum may be comprised of in part of up to fifteen (15%) percent [i.e., $61,166.25] of "soft costs" [which "soft costs" shall include architectural, engineering and other consulting and related soft costs] and the balance as hard costs) in connection with the Tenant Improvement Work ("Landlord's Contribution") and (ii) the balance of the costs incurred in order to complete said Tenant Improvement Work as reasonably determined by Landlord shall be deposited with Landlord by Tenant prior to Landlord's commencement of the Tenant Improvement Work and any remaining balance shall be paid to Landlord by Tenant in advance of Landlord" prosecution of any work for which sufficient funds are not then on hand and available to Landlord.

      3. PLANS

            Tenant shall agree to any changes in the Plan in the Plan and Specifications which may be necessary to obtain any required building permits. After Landlord has approved the Plans and Specifications, no changes may be made in the Plans and Specifications without the prior written approval of Landlord.

      4. CONSTRUCTION OF THE TENANT IMPROVEMENT WORK

            After the Plan and Specifications have been prepared and a building permit for the Tenant Improvement Work has been issued (if required by law), Landlord shall in accordance with all applicable provisions of the Lease, but subject to the provisions of paragraph 2 hereof, cause the Tenant Improvement Work to be constructed.

            IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

Witness:                              LANDLORD:

                                      OTR, an Ohio general partnership, acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO


                                      By  ____________________________________
                                          Name:_______________________________
                                                  General Partner

Witness:                              TENANT:

                                      AVESTA TECHNOLOGIES, INC.


                                      By  ____________________________________
                                          Name:  _____________________________
                                          Title: _____________________________

                                    EXHIBIT A

[FLOOR PLAN HERE]

                                    EXHIBIT E
                           Tenant Estoppel Certificate

RE:   Premises:___________________________
      Lease Dated:________________________
      Amendment(s) Dated:_______________________
      Between:__________________________________ ("Landlord")
      and_______________________________________ ("Tenant")
      Square Footage Leased:____________________
      Floor(s)/Suite #(s):______________________

The undersigned, Tenant under the above-referenced lease ("Lease"), certifies to the following:

1. Tenant has taken possession of and accepted the Premises described above, except as follows:

2. The Lease terms as described below are true and accurate, and the Lease is in full force and effect:

      Base Rent:________________________________ per year
      Expense Stop:_____________________________ per square foot
      Escalations:______________________________
      Free Rent:________________________________
      Commencement Date:________________________
      Expiration Date:__________________________
      Renewals:_________________________________

3.    NO part of the Premises has been subleased or assigned except as follows:

      __________________________________________

      __________________________________________

4.    The rent has been paid through:___________

5.    The security deposit is __________________

6. Tenant is not in default to of its obligations under the Lease. Landlord, to the best of Tenant's knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by Tenant under or pursuant to the Lease. If Tenant is a corporation, the undersigned is a duly appointed officers of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date:  _________________________, 1997


Signed:_________________________________________
      (Signature)

      __________________________________________
      (Print Name & Title)

                                    EXHIBIT F
                              Rules and Regulations

      1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite on the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, arcades, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use-only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, arcades, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portion of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants' caused by tenant or the employees, licensees or invitees of the tenant, shall be paid by such Tenant.

      3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building outside of ordinary business hours whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the only establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

      4. No tenant shall obtain or accept or use its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours or in such places within the tenant" premises and under such regulations as may be fixed by Landlord.

      5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises.

      6. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards.

      7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Blinds, which shall conform to Building Standard, shall be installed and maintained on all windows in each tenant's premises and all windows shall be kept closed at all times and all blinds or drapes there) above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun during the operation of the Building air conditioning system to cool or ventilate the tenants' premises.

      8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in Tenant's premises except in any kitchen or Dryer units installed in the Premises with Landlord's approval. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant other with the permission of any tenant, other than as may be used as an incident to normal office use in connection with photocopying equipment.

      9. Tenant shall not permit any cooking or food odors emanating within the demised premises to seep into other portions of the Building.

      10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or hues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

      11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Building or inside the demised premises if visible from outside of the demised premises without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent to the installation of an appropriate sign identifying Tenant in the entrance to the demised premises. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the desirability of the Building as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant, premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a Tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

      13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or (except for Tenant's installation and normal decorating and the installation of ordinary business office equipment) the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant in a manner approved by Landlord.

      14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

      15. The requirements of tenants will be attended to only upon application at the office of the management agent of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

      16. The requirements of tenants will be attended to only upon application at the office of the management agent of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

      17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

      18. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, arcade, roof or any other part of the Building used in common by the occupants thereof.

      19. Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such extermination therefor as shall be approved by Landlord.

                                    EXHIBIT G

                              Alternate Electricity

            A. Base Charge. Landlord shall supply Tenant with such electric current as Tenant reasonably shall require (consistent with the existing electrical capacity contained in the Premises) for Tenant's wiring facilities and equipment within the Premises as of the commencement of occupancy thereof by Tenant, and in consideration therefor the annual Base Rent for each square foot of the Premises set forth in Section 3.1 hereof shall be increased by $2.75 per square foot per year (the "Base Charge"). The Base Charge included in the Base Rent in no event shall be subject to reduction but shall be subject to being increased as, hereinafter provided. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not attributable to Landlord. Tenant shall furnish and install all lighting tubes, lamps, bulbs and ballasts required in Premises, at Tenant's expense, or shall pay Landlord's reasonable charges therefor on demand. Tenant shall pay for the cost of electricity consumed by (i) Tenant's signs located in the Premises or otherwise in or on the Building, and (ii) air conditioning equipment" located in the Premises as well as any other air conditioning equipment furnishing conditioned air to the Premises irrespective of whether any such equipment is located in the Premises or in any other portion of the Building. The term "air conditioning equipment" as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air conditioning equipment servicing the Premises.

            B. Surveys. After Tenant shall have entered into possession of the Premises, or any portion thereof, Landlord, at any time and from time to time during the term of this Lease, shall have the right, to have surveys made by Landlord's electrical consultant of the electrical consumption within the Premises and by Tenant's signs and the air conditioning equipment servicing the Premises. One the basis of such surveys, said electrical consultant shall determine the then Electrical Consumption Charge (as such term is defined in Section C). If the Base Charge (as the same may have been increased as a result of previous surveys) shall be less than the Electrical Consumption Charge determined by Landlord's consultant, then effective as of the Commencement Date, in the case of the first such survey, and effective as of the date of the making of such survey, in the case of subsequent survey the Base Charge increase to fixed annual rent (as same may have been increased previously pursuant to the provisions hereof) shall be further increased by an amount equal to the difference between (i) the Base Charge increase (plus any previous increases to the Base Charge increase in accordance with the provisions hereof), and (ii) the then Electrical Consumption Charge determined to be applicable by Landlord's consultant. Surveys made by Landlord's electrical consultant shall be based upon the use of such electric current between the hours of 8:00 A.M. to 6:00 P.M. on Mondays through Fridays, and 8:00 A.M. to 1:00 P.M. on Saturdays and such other days and hours when Tenant uses electricity for lighting and for the operation of the machinery, appliances, signs, and equipment used by Tenant in the Premises or elsewhere in the Building. In addition, such survey shall include normal cleaning hours of up to five hours per day for lighting within the Premises and for electrical equipment normally used in such cleaning. The cost of the first survey made by Landlord's electrical consultant shall be borne by Landlord. With respect to subsequent surveys, if Landlord's consultant shall determine that there has been an increase in Tenant's use of electrical current than, in addition to the other requirements and obligations imposed on Tenant in this Section. Tenant shall pay the fees of the electrical consultant mailing such survey. The findings of such electrical consultant shall be binding and conclusive on Landlord and Tenant.

            C. Electrical Consumption Charge. The Electrical Consumption Charge to be made to Tenant for electricity consumed within the Premises and by Tenant's signs and the air conditioning equipment servicing the Premises shall be computed by Landlord's consultant by applying to Tenant's consumption of electricity, as determined by Landlord's consultant. The prevailing rate Service Classification 4-Rate I (or successor service classification rate), and not the time-of-day rate schedule (if any). The following shall be included in such computation:

                  (i)   kilowatt hours of energy charge;

                  (ii)  kilowatts of demand charge;

                  (iii) fuel adjustment charge;

                  (iv)  transfer adjustment charge;

                  (v)   utility tax; and

                  (vi) any and all other charges and taxes required to be paid by Landlord to the utility company.

      In no event, however, shall the Electrical Consumption Charge be less than Landlord's actual cost therefor and in no event shall the original Base Charge be subject to reduction.

            D. Capacity. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the building electric service, Tenant shall not connect any additional fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant's machinery appliances or equipment, or the electric system of the Premises existing on the Commencement Date of the term hereof, without Landlord's prior written consent in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Base Rent by an amount that will reflect the value of the additional service to be furnished by Landlord, that is, the potential additional electrical current to me made available to Tenant based upon the estimated additional capacity of such additional risers or other requirement. If Landlord and Tenant cannot agree thereon, such amount shall be determined by an electrical engineer or consultant to be selected by Landlord and paid by Tenant. When the amount of such increase is so determined, the parties will execute an agreement supplementary hereto to reflect such increase in the amount of Base Rent stated in this Lease effective from the date such additional service is made available to

Tenant; but such increase shall be effective from such date even if such supplementary agreement is not executed.

            E. Changes in Base Charge. If the public utility rate schedule for the supply of electric current to the Building or the utility company fuel adjustment charge or demand charge shall be increased or decreased at any time after the date hereof, or if there shall be a change in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric current, or if there shall be a change in the space constituting the Premises, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electrical current, or if Tenant uses electricity on days or hours other than those specified in Section B above, or if Tenant adds any machinery, appliances or equipment, the Base Rent herein reserved shall be equitably adjusted to reflect any or all of the foregoing, as may be applicable. If Landlord and Tenant cannot agree thereon, the amounts of such adjustments shall be determined, based on standard practices, by any electrical engineer or consultant, to be selected by Landlord and paid by Tenant and the findings of said electrical engineer or consultant shall be binding and conclusive upon the parties. When the amounts of such adjustment are so determined, the parties shall execute an agreement supplementary hereto to reflect such adjustment in the amount of the Base Rent stated in this Lease effective from the date of the increase or decrease of such usage as determined by such electrical engineer, or consultant, or as the case may be, from the effective date of such increase or decrease in the public utility rate schedule; but such adjustment shall be effective from such date whether or not such a supplementary agreement is executed. In no event, however, shall the original Base Charge be subject to reduction.

            F. Direct Metering. Landlord reserves the right to discontinue furnishing electric current to Tenant in the Premises at any time upon not less than thirty (30) days' prior written notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Base Rent payable under the Lease shall be reduced by the amount of any previous increases thereto on account of electricity supplied pursuant to the provisions of this Section. Landlord, upon the expiration of the aforesaid notice to Tenant, may discontinue furnishing the electric current; but if, for any reason, the supply of electric current by Landlord to Tenant shall thereafter continue for any period of time, it shall be without waiver of the right of Landlord thereafter to terminate the same without further notice, and Tenant shall continue to pay the fixed annual rent as increased pursuant to this Article as herein provided until such time as the supply of current shall in fact be discontinued. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are, in Landlord's sole judgment, available, suitable and safe for such purposes. All meters and additional pane boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant at its expense. In addition and notwithstanding anything to the contrary contained in this Article, if necessary to comply with a legal requirement, Landlord at any time during the terms of this Lease on not less than thirty (30)


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days' prior written notice to Tenant may require Tenant to purchase electricity from Landlord or from a meter company designated by Landlord upon the terms of the submetering provisions set forth in Article 44 of the Lease to which this Exhibit G is attached. If Landlord shall elect to have Tenant purchase electricity directly from Landlord or Landlord's designated meter company under the submetering method as aforesaid, then Landlord, at Tenant's sold cost and expense (but with Tenant's reasonable cooperation) shall perform all wiring as may be necessary to have Tenant electrical consumption measured by submeters installed by Landlord at Tenant's sole cost and expense. Further, if necessary to comply with a Legal Requirement, Landlord may elect, at any time and from time to time, to have electric current supplied to the Premises in accordance with a method under which it originally or previously was supplied provided that Landlord shall again give Tenant not less the thirty (30) days' prior written notice of such change.

            G. Taxes. If any tax is imposed upon Landlord with respect to electrical energy furnished to Tenant by any federal, state, municipal or other authority, Tenant shall reimburse Landlord for Tenant's pro rata share of such taxes within ten days after being billed therefor, where permitted by applicable Legal Requirements.


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

                                    EXHIBIT H
                             Cleaning Specifications

      As used herein, "nightly" means five (5) nights each week, Monday through Friday, provided such days are business days (as designated by Landlord).

General Cleaning

      Mop and sweep floor nightly as needed to maintain in clean condition including Tenant's space.

      Vacuum all carpeted areas and rugs nightly.

      Empty and clean all wastepaper baskets and disposal receptacles, ash trays, sanitary cans, wastepaper tower cans and other receptacles (damp dust as necessary) nightly. Install wastepaper basket liners.

      Move and dust under all desk equipment, ashtrays, telephones and similar equipment, replacing and dusting said equipment nightly, with the exception that files, documents, papers etc. shall not be moved.

      Dust and wipe clean all furniture, fixtures, cabinets, window sills, and door casings nightly, and clean all glass tables and desk tops with impregnated cloths as needed.

      Remove nightly all finger marks, smudges, scuff marks, gum or foreign matter as necessary from all glass surfaces, excluding exterior windows, but including all sidelights interior glass walls and glass surfaces, glass doors, glass light switches, glass desk tops, glass table cabinets and other similar surfaces.

      Wash clean nightly all water fountains and coolers, emptying waste water as needed.

      Mop up and wash floors for spills, smears and foot tracks, as needed.

      Dust nightly, if necessary, all closet and coat room shelving, coat racks and flooring.

Building Lavatories and Rest Rooms.

      Sweep and wash nightly all flooring with proper disinfectant.

      Wash and polish nightly all mirrors, powder shelves, bright work, enamel surfaces, including flushometers, piping, toilet seat hinges and all metal.

      Scour, wash and disinfect nightly all basins, bowls and urinals.

      Wash both sides of all toilet seats nightly with proper disinfectant.

      Empty and clean paper towel disposal receptacles nightly.


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      Check and fill, as necessary, toilet tissues, soap dispensers, towel dispensers and sanitary napkin vending dispensers.

      Remove nightly wastepaper and refuse, including soiled sanitary napkins. All wastepaper receptacles to be thoroughly cleaned and washed nightly. Remove stains, as necessary, clean underside of rims and bowls.

      Wash down washable tile walls in washrooms, from ceiling to floor as often as necessary.

      Wash all lighting fixtures as necessary, but not less than twice per year.

      Do all high dusting approximately once a month.

High Dusting - Office Areas

      Dust all pictures, frames and similar wall hangings not reached in nightly cleaning every three months.

      Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvres, grills, high moldings, and other surfaces not reached in nightly cleaning every three months.

      Dust all light fixtures, vacuum and dust ceiling tiles around ventilators every three months.

      Wash and clean all venetian blinds throughout the building at least once every year.

Pest Control

      Render pest control services when required.

Public Areas

      Landlord shall keep entrance ways, elevator cabs, lobbies and all other public areas properly maintained, clean and presentable at all times, commensurate with first-class office buildings.


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

                                    EXHIBIT I

      Intentionally deleted.


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

                                    EXHIBIT J

                              Letter of Credit Form


NO.              Date_________________________      Irrevocable Letter of Credit

#__________

BENEFICIARY

OTR
Board of the State Teachers Retirement
  Systems of Ohio
c/o Koll Management Services, Inc.
140 East 45th Street
New York, New York 10017

Dear Sir(s),

We hereby authorize you to draw on ________________________ New York, N.Y.

For the account of Avesta Technologies, Inc. up to the aggregate amount of $300,000.00.

Available by your drafts at sight, accompanied by your statement, purportedly signed by one of your authorized officers, partners or agents, that the amount of your drawing represents funds due and payable under either (i) a certain lease dated as of February 11, 1997 or (ii) a certain lease dated as of February 15, 1997, both executed by and between OTR, and Ohio general partnership, as Landlord, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Avesta Technologies, Inc., a New York Corporation, as Tenant (said agreements being individually and collectively referred to as the "Lease").

This Letter of Credit may be transferred to any transferee of the interest of the landlord under the Lease.

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for a period of one year from the present or any future expiration date, unless we shall notify you by written notice given by registered mail at least 60 days prior to such expiration date that we elect not to renew it for such additional period, in which case you shall have the right to draw on us the full amount of this Letter of Credit by your sight draft, accompanied by your signed written statement that you are drawing under Letter of Credit #_______________ because you have received notice of non-renewal from us, and the accountee is still obligated to you under the above-referenced Lease.

Partial draws are permitted under this Letter of Credit.

All drafts drawn under this Letter of Credit must bear on their face the clause "Drawn under Letter of Credit/# ______________".


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

Except so far as otherwise expressly stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.]


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

                                    EXHIBIT K

                                  Sundry Costs


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

                                   Work Letter

      This Work Letter Agreement is entered into as of February 15, 1997 by and between OTR, acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("Landlord") and AVESTA TECHNOLOGIES, INC. ("Tenant").

                                    RECITAL:

      Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in EXHIBIT A attached to the Lease.

      In consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

      1. COMPLETION SCHEDULE

            Simultaneously with or prior to the execution of the Lease, Landlord shall have delivered to Tenant a preliminary floor plan (hereinafter called the "Preliminary Plan") prepared by ____________________________ and dated _______________________. Immediately after execution of this Lease, Landlord and Tenant shall in good faith utilize best reasonable efforts to expeditiously product a complete set of working drawings and specifications (hereinafter called the "Plans and Specifications") based on the Preliminary Plan such that Tenant shall be able to operate within the Premises as soon as possible after the date hereof. Upon Landlord delivering to Tenant the Plans and Specifications, Tenant shall provide any comments thereto in writing within seven (7) days of the date Landlord delivers and Plans and Specifications Landlord shall deliver to Tenant a schedule (the "Work Schedule") setting forth a timetable for the installation of the Tenant Improvement Work (as defined in Section 2 below) to be constructed in the Premises. The Work Schedule shall become the basis for completing the Tenant Improvement Work. It is further agreed that the provisions of Section 6 of the Lease (regarding Alterations, as such term is defined in the Lease) shall not be applicable to the Tenant Improvement Work.

      2. TENANT IMPROVEMENT WORK

            Reference herein and in the Lease to the "Tenant Improvement Work" shall include all work to be done in the Premises pursuant to the Plans and Specifications, including, but not limited to, any partitioning, doors, ceilings, floor coverings, finishes (including paint and wallcovering), electrical (including, but not limited to, lighting, switching, telephones, outlets and installation of submeter or submeters), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other mill work required thereby; provided, however, (i) Landlord shall incur a maximum of $407,775.00 (which sum may be comprised of in part of up to fifteen (15%) percent [i.e., $61,166.25] of "soft costs" [which "soft costs" shall include architectural, engineering and other consulting and related soft costs] and the balance as hard costs) in connection with the Tenant Improvement Work ("Landlord's Contribution") and (ii) the balance of the costs incurred in order to complete and said Tenant Improvement Work as reasonably determined by Landlord shall be deposited with Landlord by Tenant prior to Landlord's


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commencement of the Tenant Improvement Work and any remaining balance shall be paid to Landlord by Tenant in advance of Landlord's prosecution of any work for which sufficient funds are not then on hand and available to Landlord.

      3. PLANS

            Tenant shall agree to any changes in the Plan and Specifications which may be necessary to obtain any required building permits. After Landlord has approved the Plans and Specifications, no changes may be made in the Plans and Specifications without prior written approval of Landlord.

      4. CONSTRUCTION OF THE TENANT IMPROVEMENT WORK

      After the Plan and Specifications have been prepared and a building permit for the Tenant Improvement Work has been issued (if required by law), Landlord shall in accordance with all applicable provisions of the Lease, but subject to the provisions of paragraph 2 hereof, cause the Tenant Improvement Work to be constructed.

      5. COMMENCEMENT DATE

            As used herein and in the Lease the term "Substantially Complete" shall mean that the Tenant Improvement Work has been completed with the exception of punchlist items. Landlord shall not be liable to Tenant for failure to complete the Tenant Improvement Work by any fixed date for any reason whatsoever, and Tenant's obligations under this Lease shall not be affected thereby.


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